UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Halcón Resources Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

Telephone (832) 538-0300

Annual meeting of stockholders

to be held on May 17, 2012

April 11, 2012

Dear Stockholder:

You are cordially invited to attend Halcón Resources Corporation’s 2012 annual meeting of stockholders on Thursday, May 17, 2012, at 10:00 a.m., Central Daylight Time, to be held at the Company’s corporate headquarters located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002.

The enclosed notice of annual meeting and the proxy statement describe the matters to be acted upon during the meeting. In addition, there will be a report on the state of Halcón’s business and an opportunity for you to ask questions of Halcón’s management.

You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the meeting. The proxy card describes your voting options in more detail. If you need assistance, please contact Scott Zuehlke, Director—Investor Relations, at (832) 538-0314. Our annual report on Form 10-K for the fiscal year ended December 31, 2011 also accompanies the proxy statement.

The annual meeting gives us an opportunity to review Halcón’s results and discuss the steps Halcón has taken to position itself for the future. We appreciate your ownership of Halcón common stock, and I hope you will be able to join us at the annual meeting.

Sincerely,

Floyd C. Wilson
Chairman of the Board of Directors, President and Chief Executive Officer

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

Telephone (832) 538-0300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2012

Notice is hereby given that the annual meeting of stockholders of Halcón Resources Corporation will be held on Thursday, May 17, 2012 at 10:00 a.m., Central Daylight Time, at the Company’s corporate headquarters located at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, for the following purposes:

1.	To elect three directors to our Board of Directors to serve as Class B directors in accordance with our certificate of incorporation;

2.	To approve amendments to our 2006 Long-Term Incentive Plan, including increasing the number of shares of our common stock reserved for issuance under the plan from 3.7 million shares to 11.5 million shares;

3.	To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending December 31, 2012; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The Board of Directors has approved the close of business on April 5, 2012 as the record date for determining the stockholders of Halcón entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of our stockholders entitled to vote at the meeting will be available for examination at our offices in Houston, Texas during ordinary business hours for a period of ten (10) days prior to the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the annual meeting in person, please submit a proxy as soon as possible. In order to submit a proxy, please call the toll-free number listed on the enclosed proxy card, use the Internet as described on the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast for the election of directors or the approval of executive compensation matters unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting. You may revoke your proxy at any time before it is voted.

By order of the Board of Directors of Halcón Resources Corporation:

Floyd C. Wilson
Chairman of the Board of Directors, President and Chief Executive Officer

April 11, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012.

Halcón’s Proxy Statement for the 2012 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 are available at http://investors.halconresources.com/annual-proxy.cfm.

i

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

Telephone (832) 538-0300

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2012

GENERAL INFORMATION

These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors of Halcón Resources Corporation, a Delaware corporation (referred to in this proxy statement as Halcón, the Company, we, us, or our) for the annual meeting of our stockholders to be held on Thursday, May 17, 2012 at 10:00 a.m., Central Daylight Time, at the Company’s corporate headquarters located at, 1000 Louisiana St., Suite 6700, Houston, Texas 77002. The proxies also may be voted at any adjournments or postponements of the annual meeting.

This proxy statement, together with our annual report on Form 10-K for the year ended December 31, 2011, are being mailed on or about April 16, 2012 to holders of record of our common stock as of April 5, 2012. The specific proposals to be considered and voted upon at the annual meeting are summarized in the notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.

Voting and Revocation of Proxies

If you provide specific voting instructions, your shares will be voted as you instruct. Whether you hold shares directly as a stockholder of record, or beneficially in street name, you may direct how your shares are voted at the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy or by voting in person at the annual meeting, and if you hold your shares in street name, you may vote by submitting voting instructions to your broker or trustee or nominee. You may cast your vote by proxy as follows:

•	By Internet – you may vote using the Internet and voting at the website listed on the enclosed proxy/voting instruction card, or the “proxy card”;

•	By telephone – you may vote by using the toll-free telephone number listed on the enclosed proxy card; or

•	By mailing the proxy card – you may vote by completing, signing, dating and mailing the enclosed proxy card in the enclosed pre-addressed postage-paid envelope.

Unless you otherwise direct in your proxy, the individuals named in the proxy card will vote the shares represented by such proxy in accordance with the recommendations of our Board unless otherwise indicated. If you hold your shares in street name, please refer to the proxy card forwarded by your bank, broker, or other nominee to see which voting options are available to you and directions on how to vote. If you vote by Internet or by telephone, you need not return your proxy card. Proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Delaware law.

If you sign the proxy card of your broker, trustee or other nominee but do not provide instructions, your shares will not be voted unless your broker, trustee or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a “broker non-vote.” The New York Stock Exchange, or the NYSE, permits brokers to have discretionary authority to vote the shares of a beneficial owner in the ratification of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accountants. NYSE rules provide that brokers do not have discretionary voting authority with respect to the election of directors or material revisions to the terms of an existing equity compensation plan. Out of the three proposals that will be brought to a vote at our 2012 annual meeting of stockholders, brokers will only have discretionary voting authority with respect to the ratification of the appointment of our registered independent public accountants. It is therefore very important that you indicate on the proxy card of your broker how you want your shares to be voted in the election of the three nominees named in this proxy statement and each of the other proposals to be voted upon at our 2012 annual meeting of stockholders.

The Board of Directors is not aware of any business to be brought before the annual meeting other than as indicated in the notice of annual meeting of stockholders. If other matters do come before the meeting, the persons named in the proxy card will vote the shares represented by the proxy in his or her best judgment.

Revocation of Proxy. A proxy may be revoked by a stockholder at any time prior to it being voted by:

•	delivering a revised proxy (by one of the methods described above) bearing a later date;

•	voting in person at the annual meeting; or

•	notifying our Secretary of the revocation in writing at our address set forth above in time to be received before the annual meeting.

Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of our Board of Directors.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Record Date and Vote Required for Approval. The record date with respect to this solicitation is April 5, 2012. All holders of record of our common stock as of the close of business on April 5, 2012 are entitled to vote at the annual meeting and any adjournment or postponement thereof for which a new record date has not been established. As of April 5, 2012, we had approximately 99.4 million shares of common stock outstanding. Each share of common stock is entitled to one vote. Our stockholders do not have cumulative voting rights. In accordance with our bylaws, the holders of a majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the annual meeting. If a quorum is not present at the annual meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be expected to be more than 30 days after the date of the annual meeting.

Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of directors at the annual meeting. This means that the director nominees receiving the most affirmative votes are elected for the available Board positions. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another candidate receiving a larger number of votes.

Delaware law and our bylaws provide that with respect to the remaining proposals, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for approval. Therefore, the approval of the proposed amendments to our 2006 Long-Term Incentive Plan and the ratification of the appointment of Deloitte as our independent registered public accountants require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on those matters.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. For purposes of our 2012 annual meeting, brokers will be prohibited from exercising discretionary authority with respect to all proposals except the ratification of the appointment of our independent registered public accountants. While broker non-votes are counted for the purposes of obtaining a quorum for the meeting, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote. Thus, assuming that a quorum is obtained, broker non-votes will not affect the outcome of any of the proposals. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum and entitled to vote with respect to any matters being voted upon at the meeting. Abstentions will have no effect on the outcome of the election of directors but, with respect to each of the remaining proposals, an abstention will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

Proxy Solicitation. We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, we will pay brokers and other persons holding shares of stock in their names or in those of their nominees, which in each case are beneficially owned by others, for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Submission of Stockholder Proposals. The deadline for submitting stockholder proposals for inclusion in our 2013 proxy statement and form of proxy for our annual meeting in 2013 is December 17, 2012. See “Submission of Stockholder Proposals for Our 2013 Annual Meeting of Stockholders” below for additional information.

We will provide to any stockholder, without charge and upon the written request of the stockholder, a copy (without exhibits, unless otherwise requested) of our annual report on Form 10-K as filed with the United States Securities and Exchange Commission (the “SEC”) for our fiscal year ended December 31, 2011. Any such request should be directed to Scott Zuehlke, Director—Investor Relations at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, telephone number: (832) 538-0314. The annual report on Form 10-K for our fiscal year ended December 31, 2011 accompanying this proxy statement is not part of the proxy solicitation materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following sets forth beneficial ownership of our common stock by beneficial owners of more than five percent of our common stock as of April 5, 2012, based solely upon statements they have filed with the SEC pursuant to Sections 13(g) or 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Unless otherwise indicated, the named person below has the sole voting and dispositive powers with respect to the shares of our common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

HALRES LLC 1000 Louisiana St., Suite 6700 Houston, Texas 77002	110,000,001(1)	80.8%(2)

(1)

According to, and based solely upon, Schedule 13G filed by HALRES LLC (formerly called Halcón Resources LLC) with the SEC on February 17, 2012. HALRES LLC has the sole power to vote, direct the vote and to direct the disposition of 73,333,334 shares of Halcón common stock and 36,666,667 shares of Halcón common stock issuable upon exercise of a warrant. Additionally, each of David B. Miller, D. Martin Phillips, Gary R. Petersen and Robert L. Zorich may be deemed to share voting and dispositive power over the securities held by HALRES LLC and, thus, also be deemed to be beneficial owners of these securities, which ownership is disclaimed to the extent in excess of such individual’s pecuniary interest in such securities.

(2)

After giving effect to the automatic conversion of our 8% automatically convertible preferred stock into common stock on April 17, 2012, HALRES LLC would own approximately 60.9% of our outstanding common stock as of April  5, 2012.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our bylaws specify that we shall not have less than one nor more than ten directors, and our Board currently has ten members. Under our bylaws, each director holds office until the annual stockholders’ meeting at which such director’s class is up for re-election and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Our certificate of incorporation provides that our Board of Directors is classified into three classes: Class A, Class B and Class C, each class having a three-year term of office.

On February 8, 2012, we closed a transaction, which we refer to as the “HALRES Transaction,” in which we issued, after giving effect to our subsequent one-for-three reverse stock split, 73.3 million shares of our common stock, an 8% senior convertible promissory note due 2017 in the principal amount of $275 million (the “Note”), and five-year warrants to purchase up to an additional 36.7 million shares of our common stock to HALRES LLC (formerly Halcón Resources LLC), a privately-held company founded by Floyd C. Wilson, in exchange for $550 million in cash, before transaction expenses.

Simultaneously with the closing of the HALRES Transaction, each member of our Board of Directors at the time, John M. Reardon, Sean P. Lane, Gerald R. Marshall and Larry E. Lee resigned from their positions on our Board of Directors, and the current members of our Board of Directors, consisting of Floyd C. Wilson, Tucker S. Bridwell, James W. Christmas, Thomas R. Fuller, James L. Irish III, E. Murphy Markham IV, David B. Miller, Daniel A. Rioux, Stephen P. Smiley and Mark A. Welsh IV, were apppointed as directors. Because our Board of Directors is divided into three classes, each director was appointed to one class. Messrs. Wilson, Bridwell and Welsh were appointed as Class B directors. As discussed more fully below under “Proposal I—Election of Directors,” Messrs. Wilson, Bridwell and Welsh have been nominated for reelection at our 2012 annual meeting because of the expiration of the term of their class, Class B, on our classified Board of Directors.

Also simultaneously with the closing of the HALRES Transaction, our executive officers at the time, Larry E. Lee, G. Les Austin, Larry G. Rampey and Drake N. Smiley, each resigned as executive officers. Following the resignation of our former executive officers, our new Board of Directors appointed Floyd C. Wilson as Chief Executive Officer and President and Mark J. Mize as Executive Vice President, Chief Financial Officer and Treasurer.

The following table sets forth the names and ages of all current directors, the positions and offices with us held by such persons, the years in which their current terms as directors expire and the length of their continuous service as a director:

Name	Director Since	Age	Position	Expiration of Term
Floyd C. Wilson	Feb. 2012	64	Chairman of the Board, President and Chief Executive Officer	2012
Tucker S. Bridwell	Feb. 2012	60	Director	2012
James W. Christmas	Feb. 2012	64	Director	2014
Thomas R. Fuller	Feb. 2012	63	Director	2014
James L. Irish III	Feb. 2012	67	Director	2013
E. Murphy Markham	Feb. 2012	53	Director	2013
David B. Miller	Feb. 2012	61	Director	2014
Daniel A. Rioux	Feb. 2012	43	Director	2013
Stephen P. Smiley	Feb. 2012	62	Director	2013
Mark A. Welsh IV	Feb. 2012	32	Director	2012

Floyd C. Wilson became our Chairman, President and Chief Executive Officer in February 2012 as a result of the HALRES Transaction. Prior to February 2012, he was President of HALRES LLC (formerly Halcón Resources LLC), an oil and natural gas company that he founded in October 2011. Mr. Wilson served as Chairman of the Board and Chief Executive Officer of Petrohawk Energy Corporation from May 25, 2004 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Wilson also served as President of Petrohawk from May 25, 2004 until September 8, 2009. Prior to May 25, 2004, he was President and Chief Executive Officer of PHAWK, LLC which he founded in June 2003. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation from August 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. in 1998 and served as its President until August 1999. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation in 1987, where he served as Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Wilson’s contributions to the Board, determined that his role as the Company’s Chief Executive Officer and President, his experience in the energy industry and his many years of service as a director and chief executive officer of oil and natural gas exploration and production companies provide significant contributions to the Company’s Board of Directors.

Tucker S. Bridwell became a director in February 2012 as a result of the HALRES Transaction. Mr. Bridwell served as a director of Petrohawk Energy Corporation from May 2004 until December 2010. Mr. Bridwell has been the President of Mansefeldt Investment Corporation and the Dian Graves Owen Foundation since September 1997 and manages investments in both entities. He has been in the energy business in various capacities for over 27 years, focusing on oil and gas private equity and public oil and gas investments with extensive experience in managing both public and private energy companies. Mr. Bridwell is a Certified Public Accountant and has practiced public accountancy, specializing in oil and gas. He earned a Bachelor of

Business Administration degree and a Master of Business Administration degree from Southern Methodist University. He has also served on the audit committees of numerous businesses, including Petrohawk and non-profit organizations. Currently, he serves on the board of directors and audit committees of Concho Resources, Inc. and First Financial Bankshares, Inc. Mr. Bridwell previously served as chairman of First Permian, LLC from 2000 until its sale to Energen Corporation in April 2002.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Bridwell’s contributions to the Board, determined that his experience in energy banking, finance and accounting provide a significant contribution to the Company’s Board of Directors.

James W. Christmas became a director in February 2012 as a result of the HALRES Transaction. Mr. Christmas has also served on the board of directors of Petrohawk Energy Corporation since its merger with KCS Energy, Inc. on July 12, 2006. Mr. Christmas served as President and Chief Executive Officer of KCS from 1988 until April 2003 and Chairman of the Board and Chief Executive Officer of KCS until its merger into Petrohawk. Mr. Christmas was a Certified Public Accountant in New York and was with Arthur Andersen & Co. from 1970 until 1978 before leaving to join National Utilities & Industries (“NUI”), a diversified energy company, as Vice President and Controller. He remained with NUI until 1988, when NUI spun out its unregulated activities that ultimately became part of KCS. As an auditor and audit manager, controller and in his role as CEO of KCS, Mr. Christmas was directly or indirectly responsible for financial reporting and compliance with SEC regulations, and as such has extensive experience in reviewing and evaluating financial reports, as well as in evaluating executive and board performance and in recruiting directors.

Thomas R. Fuller became a director in February 2012 as a result of the HALRES Transaction. Mr. Fuller served as a director at Petrohawk Energy Corporation from March 6, 2006 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Since December 1988, Mr. Fuller has been a principal of Diverse Energy Management Co., a private upstream acquisition, drilling and production company which also invests in other energy-related companies. Mr. Fuller has earned degrees from the University of Wyoming and the Louisiana State University School of Banking of the South and is a Registered Professional Engineer in Texas. He has 40 years of experience as a petroleum engineer, specializing in economic and reserves evaluation. He has served as an employee, officer, partner or director of various companies, including ExxonMobil, First City National Bank, Hillin Oil Co., Diverse Energy Management Co. and Rimco Royalty Partners. Mr. Fuller also has extensive experience in energy-related merger and acquisition transactions, having generated and closed over 90 producing property acquisitions during his career. As a primary lending officer to many independent energy companies, Mr. Fuller has extensive experience in analyzing and evaluating financial, business and operational strategies for energy companies.

James L. Irish III became a director in February 2012 as a result of the HALRES Transaction. Mr. Irish served as a director of Petrohawk Energy Corporation from May 25, 2004 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Irish served as a director of 3TEC Energy Corporation from 2002 until June 2003, and has served as an advisory director of EnCap Investments L.P. since October 2007. For over 30 years, until his retirement in December 2001, Mr. Irish practiced law with Thompson & Knight LLP, a Texas-based law firm that represents multinational and independent oil and gas companies, host government oil and gas companies, large utilities, private power plants, energy industry service companies, refineries, petrochemical companies, financial institutions, and multinational drilling contractors and construction companies. Mr. Irish’s practice specialized in the area of energy finance and focused on the representation of insurance companies, pension plan managers, foundations and other financial institutions with respect to their equity and debt oil and gas investments and their related legal, regulatory and structural issues. Mr. Irish has also represented energy companies in connection with project financings, joint ventures, master limited partnerships and similar matters and has represented banks and other financial institutions with issues of revolving credit, project, term and other oil and gas loans. Mr. Irish served as chair of the energy group of Thompson & Knight LLP and was its sole Vice President or Managing Partner for over ten years prior to his retirement. Mr. Irish has been named since 1987 in Corporate Law by The Best Lawyers in America and has been included as a Texas Super Lawyer by Texas Monthly in Energy & Natural Resources and Securities & Corporate Finance.

E. Murphy Markham became a director in February 2012 as a result of the HALRES Transaction. Mr. Markham currently serves as a Partner of EnCap Investments L.P. Prior to joining EnCap in July 2006, Mr. Markham was the Managing Director and Group Head of JPMorgan Chase’s Oil & Gas Finance Group. Prior to the merger between JPMorgan and Bank One, Mr. Markham ran Bank One’s Oil & Gas Group. Mr. Markham started his banking career with Republic Bank in 1981 and remained with the bank and its ultimate successor, Bank of America, for 22 years, serving as a Managing Director in its Energy Banking Group. Mr. Markham has a Bachelor of Business Administration in Finance from Texas Tech University and a Masters of Business Administration in Accounting from the University of Houston. He serves on the board of directors of the Independent Petroleum Association of America, the Western Energy Alliance and the Dallas Petroleum Club Wildcat Committee. Mr. Markham serves on the board of directors of several EnCap portfolio companies.

David B. Miller became a director in February 2012 as a result of the HALRES Transaction. Mr. Miller currently serves as a Managing Partner of EnCap Investments L.P. From 1988 to 1996, Mr. Miller served as President of PMC Reserve Acquisition Company, a partnership jointly-owned by EnCap and Pitts Energy Group. Prior to the establishment of EnCap, he served as Co-Chief Executive Officer of MAZE Exploration Inc., a Denver-based oil and gas company he co-founded in 1981. Mr. Miller began his professional career with Republic National Bank of Dallas, ultimately serving as Vice President and Manager of the bank’s wholly-owned subsidiary, Republic Energy Finance Corporation. Mr. Miller is a graduate of Southern Methodist University, having received Bachelors and Masters Degrees in Business Administration in 1972 and 1973, respectively. In 2004, Mr. Miller was appointed to the National Petroleum Council, an advisory body to the Secretary of Energy, and he is a member of the Board of Advisors of the Maguire Energy Institute. Additionally, he is a member of the Independent Petroleum Association of America, the Texas Independent Producers and Royalty Owners Association and the Western Energy Alliance. Mr. Miller currently serves on the board of trustees for Southern Methodist University and of the board of directors of several EnCap portfolio companies.

Daniel A. Rioux became a director in February 2012 as a result of the HALRES Transaction. Mr. Rioux is the current Co-President and Chief Executive Officer of Liberty Energy Holdings, LLC. From 2001 to 2008, Mr. Rioux served as Vice President of Liberty Energy Holdings, LLC, where he managed the company’s private equity and direct oil and gas working interest portfolios. From 1993 until 2000, Mr. Rioux was employed by Liberty Energy Corporation, a subsidiary of Liberty Energy Holdings, LLC and currently serves as a director of Axia Energy, LLC, a Denver-based exploration and production company, as well as a manager of Wildcat Midstream Holdings LLC, a company focused on the development, acquisition and operation of gas gathering and midstream oil and gas assets. Mr. Rioux previously served as a Director of Petrohawk Energy Corporation from 2004 to 2006 and as a director of Energy Transfer Equity from 2002 to 2006. He also served as a director of the Independent Petroleum Association of America from 2003 to 2011. Mr. Rioux holds a B.S. in Finance from Bryant College and an M.B.A from Babson College.

Stephen P. Smiley became a director in February 2012 as a result of the HALRES Transaction. Mr. Smiley served as a director of Petrohawk Energy Corporation from April 5, 2010 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Upon his retirement from Hunt Private Equity Group in September 2010, Mr. Smiley founded and is the sole partner of Madison Lane Partners, LLC, an advisory and investment company. Mr. Smiley was the Co-founder and had been President of Hunt Private Equity Group, Inc. since 1996. During his time at Hunt Private Equity Group, he raised and managed a private equity fund to invest in leveraged buyouts and growth financings for various middle market companies. At Hunt Private Equity Group he was also responsible for managing relationships with institutional, family and individual investors, and for sourcing, evaluating, financing and managing the portfolio. Mr. Smiley also serves on the boards of Signature Financial Management, a registered investment adviser where he serves on the compensation committee, and

Ginsey Holdings, Inc., where he serves on the audit and compensation committees. Before he joined Hunt Private Equity Group, from 1991 to 1995 he co-founded and served as the chief executive officer of Cypress Capital Corporation where he raised and managed a multi-million dollar fund to invest in leveraged buyouts, industry consolidations and growth financings in the middle market. From 1989 to 1991 Mr. Smiley worked in the venture capital group at Citicorp/Citibank, N.A. Mr. Smiley holds a Bachelor of Arts from the University of Virginia and a Master of Business Administration from the College of William and Mary and has 30 years of corporate finance and investing experience and over 20 years of corporate governance experience.

Mark A. Welsh IV became a director in February 2012 as a result of the HALRES Transaction. Mr. Welsh currently serves as a Director of EnCap Investments L.P. Mr. Welsh has 10 years of experience in private equity, including six years with EnCap. Prior to joining EnCap, Mr. Welsh served as a financial analyst with The Blackstone Group L.P. and as a Vice President with Adam Corporation. Mr. Welsh received a Bachelor of Business Administration degree in Finance from Texas A&M University, where he was recognized with the Brown-Rudder Award as the outstanding graduate in his class. Mr. Welsh serves on the board of directors of several EnCap portfolio companies.

The Nominating and Corporate Governance Committee, in reviewing and assessing Mr. Welsh’s contributions to the Board, determined that his experience in energy banking and finance provide significant contributions to the Company’s Board of Directors.

Meetings of Our Board of Directors and Committees of the Board

Our Board of Directors has the responsibility for establishing our broad corporate policies and for our overall performance. However, the Board of Directors is not involved in our day-to-day operations. The Board of Directors is kept informed of our business through discussions with our Chairman, President and Chief Executive Officer and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in Board of Directors and committee meetings. Our Board of Directors held 18 meetings during 2011, including telephonic meetings, and all of our directors were in attendance at each of these meetings.

Our Board currently has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Reserves. Actions taken by our committees are reported to the full Board. The Reserves Committee was formed following the HALRES Transaction on February 8, 2012. In conjunction with the HALRES Transaction, all of the individuals serving on our Board and on the Audit, Compensation and Nominating and Corporate Governance Committees of our Board resigned and our current Board and committee members were appointed.

Audit Committee

The members of the Audit Committee during 2011 were Sean P. Lane, Gerald R. Marshall and John M. Reardon, with Mr. Marshall acting as chairman. During all of 2011, the Audit Committee was composed solely of non-employee directors who met the “independence” standards of The NASDAQ Stock Market and of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Subsequent to the HALRES Transaction, the members of our Audit Committee are James L. Irish III, James W. Christmas and Stephen P. Smiley, with Mr. Irish acting as chairman. Our Audit Committee is composed solely of non-employee directors who meet the “independence” standards of The NASDAQ Stock Market, of the NYSE and of Rule 10A-3 promulgated under the Exchange Act.

The Board has also determined that Messrs. Christmas and Smiley are “audit committee financial experts” (as defined in the SEC rules) because they each have the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Messrs. Christmas and Smiley have acquired these attributes by their educational backgrounds and by having held various positions that provided relevant experience, as described in their biographical information under “Our Board of Directors and its Committees—The Board of Directors” above.

The Audit Committee annually considers the qualifications of our independent auditor and selects and engages our independent auditor. The Audit Committee meets quarterly with representatives of the independent auditor and is available to meet at the request of the independent auditor. During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee’s duties. The Audit Committee reviews the plans for and the results of audits for us and our subsidiaries. The Audit Committee reviews the independence of the independent auditor, and considers and authorizes the fees for both audit and non-audit services provided by the independent auditor. In 2011, our Audit Committee held six meetings, including telephonic meetings, and all members of our Audit Committee were in attendance at each of these meetings.

The current version of the written charter adopted by our Audit Committee is available on our website at www.halconresources.com.

Compensation Committee

The members of our Compensation Committee during 2011 were Sean P. Lane, Gerald R. Marshall and John M. Reardon, with Mr. Reardon acting as chairman. During all of 2011, the Compensation Committee was composed solely of non-employee directors who met the “independence” standards of The NASDAQ Stock Market.

Subsequent to the HALRES Transaction, the members of our Compensation Committee are Stephen P. Smiley, Tucker S. Bridwell, E. Murphy Markham IV and Daniel A. Rioux, with Mr. Smiley acting as chairman. Our Compensation Committee is composed solely of non-employee directors who meet the “independence” standards of The NASDAQ Stock Market and of the NYSE.

The Compensation Committee reviews and approves the compensation of our officers. The Compensation Committee also administers our 2006 Long-Term Incentive Plan, or Plan, and approves restricted stock awards, SAR awards and other stock-based grants for our executive officers and other employees. In 2011, our Compensation Committee held seven meetings, including telephonic meetings, and all members of our Compensation Committee attended each meeting. Our Compensation Committee also took action by written consent one time in 2011.

Our Compensation Committee engaged Pearl Meyer & Partners, an outside compensation consulting firm, to assist the Board of Directors and the Compensation Committee in crafting our total compensation program for our executive officers for 2011 and to assist the Board of Directors in determining compensation for our directors. In connection with its engagement, Pearl Meyer was tasked with (i) providing the Compensation Committee with a report and competitive salary analysis showing market average compensation for executive officers and directors in companies similar to ours, and (ii) making recommendations to the Compensation Committee with respect to the compensation paid to our executive officers and directors.

The current version of the written charter adopted by our Compensation Committee is available on our website at www.halconresources.com.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee during 2011 were Sean P. Lane, Gerald R. Marshall and John M. Reardon, with Mr. Lane acting as chairman. During all of 2011, the Nominating and Corporate Governance Committee was composed solely of non-employee directors who met the “independence” standards of The NASDAQ Stock Market.

Subsequent to the HALRES Transaction, the members of our Nominating and Corporate Governance Committee are James W. Christmas, Thomas R. Fuller, Daniel A. Rioux and Mark A. Welsh IV, with Mr. Christmas acting as chairman. Our Nominating and Corporate Governance Committee is composed solely of non-employee directors who meet the “independence” standards of The NASDAQ Stock Market and of the NYSE.

The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Nominating and Corporate Governance Committee will consider persons identified by our Board members, management, stockholders, investment bankers and others.

Our Nominating and Corporate Governance Committee is responsible for identifying qualified candidates to be presented to our Board of Directors for nomination as directors, ensuring that our Board of Directors and our organizational documents are structured in a way that best serves our practices and objectives, and developing and recommending a set of corporate governance principles. In 2011, our Nominating and Corporate Governance Committee held six meetings, and all members of the Committee were in attendance at each meeting.

The current version of the written charter adopted by our Nominating and Corporate Governance Committee is available on our website at www.halconresources.com.

Reserves Committee. Formed on February 8, 2012, the members of our Reserves Committee are Thomas R. Fuller, Tucker S. Bridwell and Mark A. Welsh IV, with Mr. Fuller serving as the chairman. Our Reserves Committee is composed solely of non-employee directors who meet the “independence” standards of The NASDAQ Stock Market and of the NYSE. Our Reserves Committee has been formed to assist our Board with oversight in the preparation by independent petroleum engineers of annual and any special reserve reports and/or audits of the estimated amounts of our consolidated hydrocarbon reserves and related information. The reserves committee retains the independent petroleum engineers who evaluate our hydrocarbon reserves and determines their independence from Halcón.

The current version of the written charter adopted by our Reserves Committee is available on our website at www.halconresources.com.

Corporate Governance Matters

Corporate Governance Web Page and Available Documents. We maintain a corporate governance page on our website at www.halconresources.com where you can find the following documents:

•	our code of ethics;

•	our insider trading policy and guidelines with respect to certain transactions in company securities; and

•	the charters of the Audit, Reserves, Nominating and Corporate Governance, and Compensation Committees.

We will also provide a printed copy of these documents, without charge, to stockholders who request copies in writing from Scott Zuehlke, Director—Investor Relations, Halcón Resources Corporation, 1000 Louisiana St., Suite 6700, Houston, Texas 77002. Under NYSE rules, we must also adopt by March 2013 and post to our website our corporate governance guidelines, which are required to address certain matters relating to our Board of Directors, including the qualifications of individuals elected as directors; director responsibilities, compensation, access to management and independent advisors; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. Our corporate governance guidelines will be posted on our website promptly following adoption.

Director Independence. On March 26, 2012, our common stock began trading on the NYSE under the symbol “HK” and we became subject to the rules of the NYSE applicable to NYSE listed companies, including the NYSE corporate governance rules. Prior to March 26, 2012, we were subject to the rules of NASDAQ applicable to NASDAQ listed companies, including the NASDAQ corporate governance rules. The Board, at its meeting held on February 8, 2012, affirmatively determined that each of Messrs. Bridwell, Christmas, Fuller, Irish, Markham, Rioux, Smiley and Welsh is an “independent director” with respect to Halcón under the independence standards of the NASDAQ.

The current listing standards of the NYSE require our Board to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each annual meeting of our stockholders. The Board, at its meeting held on March 2, 2012, affirmatively determined that each of Messrs. Bridwell, Christmas, Fuller, Irish, Markham, Rioux, Smiley and Welsh is an “independent director” with respect to Halcón under the guidelines described below and the independence rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual.

In connection with its assessment of independence, our Board reviewed information regarding relevant relationships, arrangements or transactions between the Company and each director or parties affiliated with such director. For example, the Board reviewed the interests of certain directors in entities that own interests in HALRES LLC, our majority stockholder. See “Certain Relationships and Related Party Transactions.”

Our Board has established the following standards for determining director independence in our corporate governance guidelines:

A majority of the directors on our Board must be “independent”. No director qualifies as “independent” unless the Board affirmatively determines that the director has no “material relationship” with Halcón, either directly, or as a partner, shareholder or officer of an organization that has a relationship with Halcón. A “material relationship” is a relationship that the Board determines, after a consideration of all relevant facts and circumstances, compromises the director’s independence from management. Our Board’s determination of independence must be consistent with all applicable requirements of the NYSE, the SEC, and any other applicable legal requirements. Our Board may adopt specific standards or guidelines for independence in its discretion from time to time, consistent with those requirements. As set forth in the NYSE Listed Company Manual Section 303A.02, our Board must consider the following factors that preclude a finding by the Board of a member’s or prospective member’s “independence” from Halcón:

1.	A director who is, or who has been within the last three years, an employee of Halcón (including in each case subsidiaries or parent entities in a consolidated group), or an immediate family member who is, or has been within the last three years, an executive officer, of Halcón;

2.	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Halcón, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that, compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test, and compensation received by an immediate family member for service as an employee of Halcón need not be considered in determining independence under this test;

3.	(A) A director is a current partner or employee of a firm that is Halcón’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in Halcón’s audit; or (D) a director or an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Halcón’s audit within that time;

4.	A director or an immediate family member who is, or who has been within the last three years, employed as an executive officer of another company where any of Halcón’s present executive officers at the same time serves or served on that company’s compensation committee; and

5.	A director who is a current employee, or an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, Halcón for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

For purposes of determining “independence” of a director based on the tests set forth above, among other things, the following applies:

A.	In applying the test in paragraph 5 above, both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between Halcón and the director or immediate family member’s current employer; Halcón is not required to consider former employment of the director or the immediate family member.

B.	For purposes of paragraph 5 above, contributions to tax exempt organizations are not considered “payments,” although Halcón still considers the “materiality” of any such relationship in determining the “independence” of a director.

C.	For purposes of determining “independence,” an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares such person’s home, and does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Our corporate governance guidelines set forth our policy with respect to qualifications of the members of the Board, the standards of director independence, director responsibilities, board meetings, director access to management and independent advisors, director orientation and continuing education, director compensation, chairman and CEO dual responsibilities, management evaluation and succession, annual performance evaluation of the Board, and executive sessions.

Nomination Process. We do not have any restrictions on stockholder nominations under our certificate of incorporation or bylaws. The Nominating and Corporate Governance Committee will consider stockholder nominees for election as directors. Any stockholder nominations must be received by us not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Nominations should be delivered to the Nominating and Corporate Governance Committee at the following address: The Halcón Resources Nominating and Corporate Governance Committee, c/o James W. Christmas, Committee Chairman, Halcón Resources Corporation, 1000 Louisiana St., Suite 6700, Houston, Texas 77002. The stockholder’s nomination notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment and business experience of the person for at least the previous five years; (c) the class and number of shares of our capital stock which are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and (ii) as to the stockholder giving the notice: (a) the name and record address of the stockholder; and (b) the class and number of shares of our capital stock which is beneficially owned by the stockholder. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee is guided by the principles that each director should be an individual of high character and integrity and have:

•	independence;

•	wisdom;

•	an understanding and general acceptance of our corporate philosophies;

•	business or professional knowledge and experience that can bear on our challenges and deliberations and those of our Board of Directors;

•	a proven record of accomplishment with an excellent organization;

•	an inquiring mind;

•	a willingness to speak one’s mind;

•	an ability to challenge and stimulate management; and

•	a willingness to commit time and energy to our business affairs.

In addition to considering possible candidates for election as directors, the Nominating and Corporate Governance Committee may, in its discretion, review the qualifications and backgrounds of existing directors and other nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our Board of Directors, and recommend the slate of directors to be nominated for election at the ensuing annual meeting of stockholders. Currently, we do not employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

The charter of our Nominating and Corporate Governance Committee provides that the Committee will evaluate our corporate governance effectiveness and recommend such revisions as it deems appropriate to improve our corporate governance. The areas of evaluation may include such matters as the size and independence requirements of our Board of Directors, Board committees, management succession and planning, and regular meetings of our non-employee directors without management in executive sessions.

The Nominating and Corporate Governance Committee did not receive any stockholder recommendations for nomination to our Board of Directors in connection with this year’s annual meeting. The Nominating and Corporate Governance Committee has recommended Messrs. Wilson, Bridwell and Welsh who are current Class B directors, for reelection as the term of their class is expiring on our classified Board of Directors.

Board Diversity. Our Board of Directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Nominating and Corporate Governance Committee charter, however, requires the committee to review the composition of the Board as a whole and recommend, if necessary, measures to be taken so that our Board not only contains the required number of independent directors, but also reflects the balance of knowledge, experience, skills, expertise, integrity, analytical ability and diversity as a whole that the committee deems appropriate. This review includes an assessment as to our Board’s current and anticipated need for directors with specific qualities, skills, experience or backgrounds; the availability of highly qualified candidates; committee workloads and membership needs; and anticipated director retirements.

Leadership Structure. Our Board currently combines the role of chairman of the Board with the role of Chief Executive Officer (“CEO”), and maintains a separate empowered lead independent director position to further strengthen our governance structure. Our Board believes this provides an efficient and effective leadership model for the Company. Combining the chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy while reducing the potential for fractured leadership that can undermine successful implementation of policy.

Our Board believes that the Company is strengthened by the chairmanship of Mr. Wilson, who provides strategic, operational and technical expertise, vision and a proven ability to lead the Company. Our Board believes that, under the present circumstances, the interests of the Company and its stockholders are best served by the leadership and direction of Mr. Wilson as chairman and CEO. Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as a separate independent chairman of the Board, might be appropriate.

Following the HALRES Transaction, our Board elected a Lead Director (lead independent director), currently Mr. James L. Irish III, who is an independent and non-management director. A Lead Director will be elected annually by our Board. Our Lead Director serves as a key component of our governance structure, subject to oversight by the independent members of our Board. The Lead Director’s responsibilities and authority generally include:

•	presiding over all executive sessions of the independent or non-management directors and all other board meetings at which the Chairman is not present;

•	calling special meetings of the non-employee directors when necessary and appropriate;

•	coordinating the agenda for, and moderating, sessions of the Board’s independent directors and other non-management directors;

•	serving as a liaison between the Chairman and the independent or non-management directors;

•	consulting with the Chairman to include and provide at meetings of the directors specific agenda items and additional materials suggested by independent Board members;

•	approving the scheduling of regular and, where feasible, special meetings of the Board to ensure that there is sufficient time for discussion of all agenda items;

•	facilitating communications among the other members of the Board;

•	consulting with the chairs of the Board committees and soliciting their participation to avoid diluting their authority or responsibilities; and

•	performing other duties as the Board may from time to time delegate.

Our corporate governance guidelines currently provide that non-management directors must meet at regularly scheduled executive sessions without management. Mr. Irish, as Lead Director, presides over the executive sessions of our non-management directors.

Risk Oversight. It is the job of our Chief Executive Officer, Chief Financial Officer and other members of our senior management to identify, assess, and manage our exposure to risk. Our Board plays an important role in overseeing management’s performance of these functions. Our Board of Directors has approved the charter of its Audit Committee, which lists the primary responsibilities of the Audit Committee. Those responsibilities require the Audit Committee to discuss with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements. The Audit Committee is also required to discuss with management and review the mechanisms, guidelines and policies that govern the processes by which risk assessment and management are undertaken.

Each of the Board’s other committees also oversees the management of risks that fall within such committee’s area of responsibility. Our Compensation Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our Chief Executive Officer and other executive officers, reviews management development and succession plans, and determines compensation structure and amounts. Our Nominating and Corporate Governance Committee focuses on issues and risks relating to Board composition, leadership structures and corporate governance matters. The focus of our Reserves Committee is on the integrity of the process of selecting our independent petroleum engineers and whether reports prepared by our independent petroleum engineers are prepared in accordance with the accepted or required petroleum engineering standards.

Our Board receives reports from its committees regarding the risks considered in their respective areas to ensure that our Board has a broad view of our strategy and overall risk management process. In performing its risk oversight function, each committee has full access to management, as well as the ability to engage advisors. Each committee’s charter is posted on our web site at www.halconresources.com.

Communications with the Board. Our stockholders may communicate concerns to any director, Board committee or to the full Board of Directors by sending letters addressed to such directors, Board committees or the full Board of Halcón Resources Corporation at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, Attention: Mark J. Mize. Mr. Mize will then, as appropriate, forward the communication to the intended director or directors, Board committee or the full Board of Directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality such as stamping the envelope and the contents as “confidential”.

Communications with the Non-Management Directors. Interested parties may communicate concerns to the non-management members of our Board of Directors by sending a communication to the Lead Director and chairman of the Audit Committee, James L. Irish III, 1722 Routh Street, Suite 1500, Dallas, Texas 75201. Mr. Irish will then forward such communication to all of our other non-management directors.

Directors’ Attendance at Stockholder Meetings. Our corporate governance guidelines provide that our directors are encouraged to attend annual meetings of our stockholders. All of the individuals serving as directors during 2011 attended last year’s annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During 2011, Brandon Lee, the son of Larry Lee, who was our chairman, president and chief executive officer prior to the closing of the HALRES Transaction, served as our Manager of Business Development. Total compensation paid to Brandon Lee as a result of base salary, bonus, award grants under our Plan, and other benefits totaled $162,331 in 2011. Brandon Lee and Larry Lee each resigned effective upon the closing of the HALRES Transaction.

Conflicts Committee

Various members of our Board of Directors and management hold investments in entities that own membership interests in HALRES LLC. For instance, Mr. Wilson owns an approximate 44% interest in an entity that owns a 10% membership interest in HALRES LLC. Messrs. Miller, Welsh and Markham are associated with EnCap Investments L.P., which advises EnCap Energy Capital Fund VIII, L.P., the majority investor in HALRES LLC. Mr. Bridwell is president of Mansefeldt Investment Corporation, which advises Mansefeldt Halcón Partners and Mansefeldt Hawk Partners, which hold membership interests in HALRES LLC and an entity that owns a membership interest in HALRES LLC, respectively. Mr. Rioux is associated with Liberty Energy Holdings, LLC, which advises Kellen Holdings, LLC, which also holds a membership interest in HALRES LLC. Other directors also own interests in entities that own membership interests in HALRES LLC. As a consequence of these indirect interests in HALRES LLC, on February 8, 2012, our Board of Directors established a Conflicts Committee and appointed Mr. Thomas R. Fuller to serve on the Conflicts Committee to evaluate proposed transactions between HALRES LLC and the Company, discussed below. Mr. Fuller is an independent director who did not have any direct or indirect ownership interest in HALRES LLC.

The Conflicts Committee was given the authority to determine, direct and conduct the process to be undertaken by the Company with respect to proposed transactions between the Company and HALRES LLC. The Conflicts Committee also has the authority to appoint independent legal counsel, independent appraisers, financial advisors and engineering consultants in connection with this evaluation, and to negotiate the proposed terms and conditions of any transaction. The Conflicts Committee was also given the authority to reject any proposed transaction between the Company and HALRES LLC if the committee deemed such transaction not to be in the best interests of the Company.

Reimbursement of Expenses Relating to the HALRES Transaction

Under the terms of the Securities Purchase Agreement dated December 21, 2011, the Company agreed to reimburse HALRES LLC for all reasonable costs and expenses incurred by HALRES LLC in connection with the HALRES Transaction. To the extent practicable, expenses incurred by HALRES LLC prior to the closing were reimbursed or paid directly at closing, while others were subsequently submitted by HALRES LLC to the Company for reimbursement. The Conflicts Committee reviewed the list of expenses subsequently submitted by HALRES LLC for reimbursement, as well as invoices and other supporting documentation, and concluded that such expenses were reasonable. The Company has reimbursed HALRES LLC approximately $6.89 million for such costs and expenses incurred.

Acquisition of Assets from HALRES LLC

Prior to the HALRES Transaction in February 2012, HALRES LLC had begun a program of accumulating leasehold acreage and other oil and gas properties and related assets, focused in areas that are consistent with the Company’s current plans for leasing and acquisitions. The Company acquired these properties and rights from HALRES LLC at the lower of HALRES LLC’s cost or fair market value after the closing of the HALRES Transaction. After conducting an evaluation of the properties and rights to be acquired by the Company, as well as the reimbursement of consulting and legal fees and other expenses associated with such properties and rights, the Conflicts Committee determined that the Company’s acquisition from HALRES LLC of its leasehold acreage and other oil and gas properties and related assets was in the bests interests of the Company. The Company acquired these assets from HALRES for approximately $5.89 million.

RELATED PARTY TRANSACTION REVIEW POLICIES AND PROCEDURES

A transaction or series of similar transactions to which we are a party in which the amount involved exceeds $120,000 and involves a director, executive officer, 5% stockholder or any immediate family members of these persons is generally evaluated by a special committee of disinterested directors formed by our Board of Directors to evaluate such transactions. In addition, our code of ethics provides that every employee should disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest to upper management or the Company’s Audit Committee. The Audit Committee has the authority to evaluate any such conflicts of interest and recommend actions to be taken by our Board in connection with such conflicts of interest or to report the existence of any such conflicts of interest to the full Board for it to take action.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our equity securities. The SEC’s regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors and greater than 10% stockholders. During 2011, (i) Gerald R. Marshall failed to timely file two Forms 4, relating to 12 transactions, and (ii) Larry E. Lee, Larry G. Rampey, Drake N. Smiley, Sean P. Lane, John M. Reardon and G. Les Austin each failed to timely file one Form 4 relating to one transaction each. To our knowledge, based solely on a review of the copies of such forms and amendments thereto received by us with respect to 2011, all other Section 16(a) filing requirements were timely met.

MANAGEMENT

The following table sets forth the names and ages of all of our current executive officers, the positions and offices with us held by such persons and the months and years in which continuous service as officers began:

Name	Executive Officer Since	Age	Position
Floyd C. Wilson	February 2012	64	Chairman of the Board, President and Chief Executive Officer
Mark J. Mize	February 2012	40	Executive Vice President—Chief Financial Officer and Treasurer

Our executive officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified. The following paragraph contains certain information about our executive officers other than Mr. Wilson, whose biographical information is included under the heading “Our Board of Directors and its Committees—The Board of Directors” above.

Mark J. Mize has served as Executive Vice President, Chief Financial Officer and Treasurer since February 2012, positions to which he was elected upon the closing of the HALRES Transaction. Mr. Mize served as Executive Vice President—Chief Financial Officer and Treasurer of Petrohawk Energy Corporation from August 10, 2007 until BHP Billiton acquired Petrohawk for $15.1 billion, including assumed debt, in August 2011. Mr. Mize served as the Chief Ethics Officer and Insider Trading Compliance Officer for Petrohawk until June 17, 2009. Additionally, he served as Vice President, Chief Accounting Officer and Controller at Petrohawk from July 2005 until August 10, 2007. Mr. Mize first joined Petrohawk on November 29, 2004 as Controller. Prior to working at Petrohawk, Mr. Mize was the Manager of Financial Reporting of Cabot Oil & Gas Corporation, a public oil and gas exploration company, from January 2003 to November 2004. Prior to his employment at Cabot Oil & Gas Corporation, he was an Audit Manager with PricewaterhouseCoopers LLP from 1996 to 2002. Mr. Mize is a Certified Public Accountant.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock (i) as of March 5, 2012, and (ii) as adjusted to reflect the issuance of 44,444,511 shares of common stock upon conversion of the 4,444.4511 outstanding shares of our preferred stock, by:

•	each person to be known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

As of March 5, 2012, approximately 99.4 million shares of our common stock were outstanding.

	Before Conversion of Preferred Stock		After Conversion of Preferred Stock
Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)	Number of Shares(1)	Percent of Class(1)

HALRES LLC(2)(3)	110,000,001	80.9%	110,000,001	60.9%

Floyd C. Wilson(4)	-0-	*	-0-	*

Mark J. Mize(4)	-0-	*	-0-	*

David B. Miller(3)(5)	110,000,001	80.9%	110,000,001	60.9%

E. Murphy Markham IV(5)	-0-	*	-0-	*

Mark A. Welsh IV(5)	-0-	*	-0-	*

Daniel A. Rioux(6)	-0-	*	-0-	*

Tucker S. Bridwell(4)	-0-	*	-0-	*

James L. Irish III(7)	-0-	*	-0-	*

Thomas R. Fuller(4)	-0-	*	-0-	*

Stephen P. Smiley(4)	-0-	*	-0-	*

James W. Christmas(4)	-0-	*	-0-	*

All directors and executive officers as a group (11 individuals)	110,000,001	80.9%	110,000,001	60.9%

*	Less than 1%
(1)	Unless otherwise indicated, each stockholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such stockholder. Shares of common stock that are not outstanding, but which a designated stockholder has the right to acquire within 60 days, are included in the number of shares beneficially owned by such stockholder and are deemed to be outstanding for purposes of determining the percentage of outstanding shares beneficially owned by such stockholder, but not for purposes of determining the percentage of outstanding shares beneficially owned by any other designated stockholder.
(2)	HALRES LLC’s business address is 1000 Louisiana St., Suite 6700, Houston, Texas 77002.
(3)

Includes a warrant to purchase 36,666,667 shares of common stock exercisable within 60 days after the date hereof owned by HALRES LLC. EnCap Energy Capital Fund VIII, L.P. (“EnCap Fund VIII”) owns a majority of the membership interests in HALRES LLC and has the contractual right to nominate a majority of the members of the board of managers of HALRES LLC. EnCap Fund VIII may be deemed to beneficially own all of the reported securities held by HALRES LLC. EnCap Fund VIII is controlled indirectly by David B. Miller, Gary R. Petersen, D. Martin Phillips and Robert L. Zorich. Messrs. Miller, Petersen, Phillips and Zorich are members of RNBD GP LLC (“RNBD”) and any action taken by RNBD to dispose or acquire securities has to be unanimously approved by all four members. RNBD is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the general partner of EnCap Investments L.P., which is the general partner of EnCap Equity Fund VIII GP, L.P. (“EnCap Fund VIII GP”), which is the general partner of EnCap Fund VIII. Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments L.P. and EnCap Fund VIII GP may be deemed to share dispositive power over the securities held by HALRES LLC; thus, they may also be deemed to be the beneficial owners of these securities. Each of Messrs. Miller, Petersen, Phillips and Zorich, RNBD, EnCap Investments GP, EnCap Investments L.P., EnCap Fund VIII GP and EnCap Fund VIII disclaims beneficial ownership of the reported securities in excess of such entity’s or person’s respective pecuniary interest in the securities.
(4)	The business address of this person is 1000 Louisiana St., Suite 6700, Houston, Texas 77002.
(5)	The business address of this person is 3811 Turtle Creek Blvd., Suite 1080, Dallas, Texas 75219.
(6)	The business address of this person is 175 Berkeley Street, Boston, Massachusetts 02116.
(7)	The business address of this person is 1722 Routh Street, Suite 1500, Dallas, Texas 75201.

REPORT OF THE COMPENSATION COMMITTEE

The report of the Compensation Committee dated January 4, 2012 set forth below was first included in, has been reproduced from, the Company’s Information Statement dated as of January 17, 2012, that was first mailed to stockholders on or about January 18, 2012.

“The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this information statement.”

THE COMPENSATION COMMITTEE

John M. Reardon, Chairman

Sean P. Lane

Gerald R. Marshall

January 4, 2012

(The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other filing of Halcón under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Halcón specifically incorporates the Report by reference therein.)

2011 EXECUTIVE AND DIRECTOR COMPENSATION

As discussed above, the persons serving as our executive officers and as members of the Compensation Committee of our Board of Directors changed upon the closing of the HALRES Transaction on February 8, 2012, as have our compensation programs subsequent to that transaction. For information relating to the compensation of our current executive officers and directors, read the discussion under the heading “2012 Executive and Director Compensation” below. The discussion appearing below under the heading “Compensation Discussion and Analysis” and the information contained in the tables that follow relate to the compensation of our executive officers and compensation processes and decision-making of our Compensation Committee for the fiscal year ended December 31, 2011, which was prior to the closing of the HALRES Transaction.

Compensation Discussion and Analysis

Overview of Compensation Program

Our Board of Directors has overall responsibility for establishing compensation for our directors and executive officers. Our Board of Directors has delegated to the Compensation Committee of the Board of Directors the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy with respect to our executive officers. The Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive. While our Board of Directors strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy, we believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our operations or financial condition.

Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer during fiscal 2011, as well as the other individuals included in the Summary Compensation Table provided below, are referred to as our named executive officers. With the exception of Larry E. Lee, our president and chief executive officer during 2011, and G. Les Austin, our chief operating officer and chief financial officer during 2011, the types of compensation and benefits provided to our named executive officers are similar to those provided to other executive officers. Compensation and benefits provided to Mr. Lee, and certain benefits provided to Mr. Austin, are controlled by their employment agreement or arrangement described below.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one designed to obtain and retain our key executives, reward longevity of employment, reward the achievement of annual, long-term and strategic goals, align the executives’ interests with those of the stockholders and ultimately improve stockholder value. The Committee evaluates both performance and compensation to ensure we maintain our ability to attract and retain superior employees in key positions and that compensation provided to our key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes that the executive compensation packages provided to our executives, including our named executive officers, should include both cash and stock-based compensation. The Committee’s philosophy concerning the grant of equity awards under our Plan is as follows:

•	our most important asset is a highly educated, well-trained, experienced and dedicated management, professional and support staff;

•

in the current environment in the oil and natural gas exploration and production industry, attracting and retaining top quality management, professional and support staff is more competitive than ever;

•	in order to build and preserve this most important asset, we must offer attractive compensation and equity-based incentives to our key management, professional and support staff;

•	equity-based awards create an identity of interest between our key employees and our stockholders; and

•

equity-based awards incentivize award recipients to give their best efforts toward maximizing the value of our oil and natural gas assets and controlling costs, thereby creating the circumstances most likely to result in stock price natural appreciation for the benefit of all equity holders.

During 2011, the Committee continued its commitment to granting equity-based awards in the form of restricted stock rather than stock options or other types of equity-based awards available under the Plan because:

•	restricted stock awards are more desirable, from the employee’s standpoint, because they are more immediate and substantive than options;

•

employees receiving stock awards are stockholders with voting rights and the right to receive current dividends, instead of just option holders with the possibility of becoming stockholders in the future, thereby creating an immediate identity of interest with the public stockholders; and

•	restricted stock awards are more attractive to us because fewer shares are required to achieve the same incentive result.

During 2011, the Committee also granted equity-based awards in the form of SARs because of the decreasing number of shares of restricted stock available for issuance under the Plan and because it concluded that granting our officers a mix of restricted stock and SARs awards would be the most effective way to accomplish our equity incentive award objectives for 2011.

Effective January 1, 2010, the Committee approved the framework of an annual cash bonus incentive program for our officers (the “Annual Bonus Program”) designed to reward performance measured by the attainment of specified short-term goals set by the Committee on an annual basis, subject, in all respects, to the discretion of the Committee based upon the individual contribution of each named executive officer.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for all of our executive officers and, after consultation with our president and chief executive officer, approves equity awards to all of our employees. Decisions regarding the non-equity compensation of other employees are made by our president and chief executive officer after consultation with the Committee.

Our president and chief executive officer annually reviews the performance of each executive officer (other than himself, whose performance is reviewed by the Committee). The conclusions reached as the result of and recommendations based on these reviews, including recommendations with respect to salary adjustments and annual bonus or equity award amounts, are presented to the Committee. The Committee then exercises its discretion in determining adjustments or awards to executive officers.

Setting Executive Compensation

Our Compensation Committee engaged Pearl Meyer & Partners, an outside compensation consulting firm, to assist the Board of Directors and the Committee in crafting our total compensation program for our executive officers and to assist the Board of Directors in determining compensation for our directors.

In its reports, Pearl Meyer provided the Committee with relevant market data and alternatives to consider when making both cash compensation and equity-based compensation decisions for our executive officers, and in making recommendations to our Board of Directors for cash compensation and equity-based awards to our non-employee directors. The reports included a competitive salary analysis of general industry and energy compensation surveys showing market average salaries for executive officers and directors in companies similar to ours. Utilizing in part this report, the Committee approved the increase in our other executive officers’ base salaries and made recommendations to our Board of Directors regarding director compensation, which recommendations subsequently were approved. Bonuses paid pursuant to our Annual Bonus Program were based upon the attainment of only one of the 2011 performance goals set by the Committee. See “—Performance-Based and Incentive Compensation—Annual Bonus Program” below for a more detailed description of the Annual Bonus Program.

The Committee monitors the results of the advisory “say-on-pay” proposal vote and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor is assigned a quantitative weighting. Because a majority (65%) of our stockholders approved the compensation program described in our proxy statement in 2011, the Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

2011 Executive Compensation Components

The Committee designs cash and stock-based incentive compensation awards intended to accomplish the following goals:

•	improve our operating performance and financial results;

•	maintain competitive levels of compensation in order to retain key employees due to the continuing competitive environment in the energy industry;

•	reward key employees for job performance over the past year;

•	recognize longevity as an important aspect of the officer ranks, which results in more predictable leadership and more efficient and productive employees throughout our organization;

•	provide incentive to continue the provision of high-level job performance; and

•

in all matters involving compensation of our officers and employees, provide fairness to the officers and employees on the one hand, and to our stockholders on the other hand, by setting compensation in a manner that aligns the interests of the parties with the ultimate goal of enhancing our long-term performance.

For the fiscal year ended December 31, 2011, the principal components of compensation for our named executive officers were:

•	base salary;

•	performance-based incentive compensation; and

•	perquisites and other personal benefits.

Base Salary

We provide our named executive officers with base salary to compensate them for services rendered during the fiscal year. The base salary is designed to provide a competitive fixed rate of pay recognizing different levels of responsibility and performance within our company. Base salary ranges for our named executive officers are determined for each executive based on his or her position and responsibility, by using market data, and by performance evaluations. Base salary ranges are designed so that salary opportunities for a given position generally will be within the 50th percentile of the market salary surveyed.

During its review of base salaries for executives, the Committee primarily considers:

•	market data provided by our outside consultant;

•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of named executive officers are based on the Committee’s assessment of the individual’s performance based upon recommendations of our chief executive officer.

For 2011, the Committee approved base salary increases for the named executive officers, other than our chief executive officer, in percentages ranging from 5.0% to 8.0%, which were based on such factors as the amount of shortfall of such officers’ base salary compared to the market median as shown in the Pearl Meyer report, individual performance, responsibilities, peer salaries, longevity and overall value to the Company.

Effective October 4, 2011, the Committee appointed Mr. Austin to a newly established position of chief operating officer of the Company. Along with the new title and new responsibilities incident to the position, our Board and the Committee also approved an increase in Mr. Austin’s base salary from $299,250 to $350,000 per year. The Committee approved the appointment and increase in Mr. Austin’s base salary recognizing that Mr. Austin did an excellent job as our chief financial officer since joining us in 2008, that he has developed a good understanding of all aspects of our business, and that he, therefore, has the ideal set of skills to fill the chief operating officer position, which was designed to strengthen our management team and to enhance the coordination among our various departments in order to assure prompt and efficient execution of our business plan.

We believe that a competitive base salary is essential to retain our named executive officers and that the increases in such officer’s base salaries for 2011 fit into our overall compensation objectives of retaining our named executive officers, rewarding them for their performance, and incentivizing them to continue the provision of high-level job performance. We supplement our executive officer’s base salary with the other elements of compensation discussed below in order to achieve an overall compensation package that aligns the interests of our officers and our stockholders.

Performance-Based and Incentive Compensation

We pay performance-based and incentive compensation to our named executive officers pursuant to the Plan and the Annual Bonus Program, both of which are described below.

The Plan

Performance-based and incentive compensation under the Plan may be paid in the form of cash bonuses, grants of restricted stock, share units, stock options, SARs, performance units and performance bonuses, or some combination of these awards. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. Stock-based awards will generally vest between one and five years after the date of the grant. Ownership of restricted stock granted under our Plan by our named executive officers is set forth under the heading “Outstanding Equity Awards at Fiscal Year-End.” We believe that these awards fit into our overall compensation objectives by motivating employees and rewarding achievement of financial and other performance measures and, in the case of stock-based awards, providing incentive for long-term creation of stockholder value and aligning the interests of our named executive officers and our stockholders.

All stock-based awards under our Plan are made at the market price of our common stock at the time of the award. The Committee may grant awards of stock options, SARs, or restricted stock awards to executives at any regularly scheduled or special meeting. The grant date of any stock option, SARs, or restricted stock award will be determined in accordance with FASB ASC TOPIC 718.

The following table sets forth awards granted under our Plan to named executive officers in 2011:

Named Executive Officers	Restricted Shares	SARs

Larry E. Lee	100,000	200,000

Drake N. Smiley	100,000	100,000

G. Les Austin	100,000	100,000

	300,000	400,000

On May 5, 2011, after considering the information provided by Pearl Meyer and reviewing Mr. Lee’s recommendations, the Committee approved the grant to our officers of 1,415,000 SARs and of restricted stock awards for 595,000 shares of our common stock, with such awards effective May 5, 2011. The grants to our named executive officers are reflected above. The awards are subject to a four-year vesting schedule, with the first vesting scheduled to occur on January 1, 2012. The market price of our common stock on the grant date was $1.73 per share. Also on May 5, 2011, our Board of Directors approved and granted restricted stock awards to our independent directors totaling 138,726 shares of our common stock, or 46,242 shares each, in payment of the equity component of our independent directors’ annual compensation. The grants to our independent directors are scheduled to vest in full one year from the date of grant, or May 5, 2012.

See “—Grants of Plan-based Awards in 2011” and “— 2011 Director Compensation” below for more information about award grants to our named executive officers and directors.

Annual Bonus Program

We provide short-term, performance-based cash incentives to our named executive officers in the form of cash bonuses under our Annual Bonus Program. Payment of cash bonuses under the Annual Bonus Program is generally linked to our attainment of certain financial and operational goals, but in all cases is subject to individual performance evaluations. The Annual Bonus Program is intended to provide a framework and guidelines for the administration of short-term incentive cash bonus awards to our executive officers. Final awards, if any, are made in the sole discretion of the Committee.

The Annual Bonus Program was established by the Committee to accomplish several important objectives:

•	improve our operating performance and financial results;

•	promote the successful completion of drilling programs;

•	promote growth in production volumes over the short and long-term;

•	motivate and reward plan participants for achievements in relation to the metrics of the plan; and

•	enable us to attract, motivate and retain high-caliber talent.

Incentive opportunity ranges are used to provide an opportunity for incentive awards to our named executive officers in relation to their responsibility levels. Each incentive opportunity range has a Threshold (minimum award), a Target (expected award), and an Outstanding (maximum award) level. These levels are designed to correspond to performance goals in relation to the performance measurements of the plan. Incentive opportunity ranges for our named executive officers are as follows:

Incentive Opportunity Range (% Salary)

Name and Title	Threshold	Target	Outstanding

Larry E. Lee, President and Chief Executive Officer	45.0	90.0	180.0

Larry G. Rampey, Sr. Vice President, Operations	35.0	70.0	140.0

G. Les Austin, Chief Operating Officer and Chief Financial Officer	35.0	70.0	140.0

Drake N. Smiley, Sr. Vice President, Land & Exploration	32.5	65.0	130.0

Incentive award payments are calculated as a percentage of a participant’s base salary payable during the fiscal year. For example, our chief executive officer might expect an award of 90.0% of base salary when targeted performance levels are achieved, and no award when less than the threshold level of performance is achieved.

Awards under the Annual Bonus Program are based on performance in relation to weighted performance measurements. The performance measurements and the weight assigned to such measurements are recommended annually by management and approved by the Committee. Based on the weighting of each measurement, a threshold, target and outstanding performance goal is determined. The performance goals are set in good faith based on our historical performance, internal forecasts, budgets and various other factors.

The Committee approves performance measurements and sets performance goals tied to the measurements that it believes will benefit our stockholders the most if those performance goals are met. Because of the expected benefits to us and our stockholders if such performance goals are met, the Committee believes it is appropriate to tie the ability of our named executive officers to receive cash bonuses under the Annual Bonus Program to the attainment of such performance goals. Based upon recommendations by management, the Committee established the following weighted performance measurements and corresponding performance goals for fiscal year 2011:

Performance Measurements and Performance Goals

Objective Measure	Weight	2011 Budget Or Prior Year Actual	Threshold	Target	Outstanding

Successful Refinancing of Senior Secured Credit Facility	20%	Yes/No	N/A	Yes	N/A

Acquire Producing Assets (Proved PV-10 Values)	20%	$50,000	$25,000	$50,000	$100,000

Production Growth (MBOE) (% of growth from prior year level)	10%	1,786	0.0%	5.0%	10.0%

Projected Current Year Modified EBITDA	30%	$52,000	$52,000	$55,000	$60,000

G&A Expense Reduction per BOE (% reduction from prior year level / net of incentive compensation)	10%	$6.84	-11.8%	-13.5%	-16.5%

LOE Expense Reduction per BOE (% reduction from prior year level / net of incentive compensation)	10%	$17.24	-6.8%	-8.5%	-11.7%

The Modified EBITDA target was set at a number 6% in excess of the Modified EBITDA projected in the current year business plan, to encourage and award above-budgeted performance. The production growth, debt reduction, general and administrative expense reduction and lease operating expense reduction targets were set at levels to encourage increasing production while reducing debt and controlling costs. With the exception of the refinancing of our senior secured credit facility and the acquisition of producing assets measures, all of the objective measures identified are essentially self-funding with respect to the Annual Bonus Program, inasmuch as the achievement of those measures provides additional cash to fund the award amounts. This combination of these incentive measures and targets was believed by the Committee to provide a framework for rewarding growth and enhancing stockholder value while encouraging efficient and economic operating practices.

In 2011, the only performance measurement we achieved was the measurement related to refinancing of our senior secured credit facility, which we closed in March 2011 and, as specified in the above table, carries a 20% weighting factor. After evaluating each named executive officer’s contribution to achieving the refinancing of our senior secured credit facility performance, the Committee awarded the following cash bonuses to our named executive officers consistent with the metrics under the Annual Bonus Program in 2011:

Named Executive Officers	Cash Bonuses

Larry E. Lee	$99,000

Larry G. Rampey	44,800

Drake N. Smiley	38,350

G. Les Austin	37,050

$219,200

Retirement and Other Benefits

Our 401(k) Profit Sharing Plan is a tax-qualified retirement savings plan pursuant to which all employees, including the named executive officers, are able to contribute the lesser of up to 100% of their annual salary or the limit prescribed by the Internal Revenue Service to the plan on a before-tax basis. For 2009, 2010 and 2011, our Compensation Committee determined that we would make a safe harbor match of 100% of employee contributions up to 6% of the employee’s salary. All contributions to the plan as well as any matching contributions are fully vested upon contribution.

Perquisites and Other Personal Benefits

We provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our executive officers. The perquisites provided to our named executive officers are set forth in footnote 6 of the Summary Compensation Table below. Attributed costs of the personal benefits for the named executive officers for the fiscal year ended December 31, 2011 are included in column (i) and footnote 6 of the Summary Compensation Table below.

Executive Employment Agreements and Arrangements

Larry E. Lee. In connection with the consummation of our merger with RAM Energy in May 2006, we entered into an employment agreement with Larry E. Lee, under the terms of which Mr. Lee serves as our president and chief executive officer. The initial term of the employment agreement was three years. Pursuant to an amendment to the employment agreement effective March 8, 2011, the term of the employment agreement was extended through April 30, 2013. Under the terms of the employment agreement, we pay the annual premium on a term life insurance policy owned by Mr. Lee, the costs of his annual physical examinations, and certain country club dues and expenses. Mr. Lee also may be awarded a bonus for any fiscal year during the employment term, either pursuant to an incentive compensation plan maintained by us or as otherwise may be determined by our Board of Directors.

The employment agreement provides for certain payments in the event of Mr. Lee’s termination. The termination payments are discussed below under the heading “—Potential Payments Upon Termination or Change of Control.”

The employment agreement contains certain restrictive covenants that prohibit Mr. Lee from disclosing information that is confidential to us and our subsidiaries and generally prohibits him, during the employment term and for one year thereafter, from soliciting or hiring our employees and those of our subsidiaries. The employment agreement does not contain any restrictive covenants that otherwise limit Mr. Lee’s ability to compete with us and our subsidiaries following his employment.

G. Les Austin. Effective April 1, 2008 we entered into a compensation arrangement with G. Les Austin, our senior vice president, chief operating officer, chief financial officer, treasurer and secretary, which provides for the following continuing benefits: (i) a term life insurance policy providing a death benefit of $700,000 during the term of his employment, (ii) substantially the same perquisites provided to our other senior vice presidents, and (iii) certain severance and change of control protections. Effective March 23, 2011, we extended the severance and change of control protections under Mr. Austin’s compensation arrangement through April 1, 2012. These protections are described below under the heading “—Potential Payments Upon Termination or Change of Control.”

Tax and Accounting Implications

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 paid to certain individuals in any taxable year. We believe compensation paid by us is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers. For fiscal year 2011, all amounts paid to our named executive officers were deductible.

Beginning on January 1, 2006, we began accounting for stock-based payments including grants and awards under our Plan in accordance with the requirements of FASB ASC TOPIC 718.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal year ended December 31, 2011. Substantially all of the compensation paid to our president and chief executive officer, Larry E. Lee, results from the terms of his employment agreement. We have not entered into any employment agreements with any of the other named executive officers, although we do have an agreement with Mr. Austin that provides for certain perquisites and benefits, along with severance and change-in-control protections through April 1, 2013.

Based on the fair value of equity awards granted to our named executive officers in 2011 and the base salary of the named executive officers, “salary” accounted for approximately 47% of the total compensation of the named executive officers, bonus incentive compensation accounted for approximately 7%, stock awards accounted for 16%, option awards accounted for approximately 16% and other compensation accounted for 14% of the total compensation of the named executive officers.

(a)	(b)	(c)	(d)		(e)	(f)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock awards ($)(4)	Option Awards ($)(5)	All other compensation ($)(6)	Total ($)

Larry E. Lee	2011	550,000	99,000	(1)	173,000	247,693	168,294	1,237,987

President and Principal	2010	537,500	99,000	(2)	354,000	-0-	109,362	1,099,862

Executive Officer	2009	500,000	225,000	(3)	165,000	-0-	107,893	997,893

G. Les Austin	2011	308,180	37,050	(1)	173,000	123,846	94,241	736,317

Senior Vice President, Chief	2010	276,250	37,050	(2)	304,000	-0-	40,982	658,282
Operating Officer and Principal Financial Officer	2009	250,000	87,750	(3)	88,000	-0-	38,295	464,045

Drake N. Smiley	2011	306,063	38,350	(1)	173,000	123,846	86,907	728,166

Senior Vice President	2010	288,750	38,350	(2)	304,000	-0-	56,228	687,328
	2009	270,000	87,750	(3)	88,000	-0-	54,308	500,058

Larry G. Rampey	2011	332,750	44,800	(1)	-0-	-0-	85,992	430,034

Senior Vice President	2010	313,750	44,800	(2)	304,000	-0-	47,815	710,365
	2009	295,000	103,250	(3)	88,000	-0-	46,322	532,572

(1)	These amounts represent bonuses earned in 2011 and paid in 2011.

(2)	These amounts represent bonuses earned in 2010 and paid in 2011.

(3)	These amounts represent bonuses earned in 2009 and paid in 2010.

(4)	The amounts in column (e) reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock awards pursuant to our Plan.

(5)	The amounts in column (f) reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of SARs awards pursuant to our Plan.

(6)

All other compensation consists of the elements summarized in the table below. The amounts reflect compensation in 2011, each as calculated in accordance with Internal Revenue Service guidelines included as compensation on the IRS Form W-2 of the named executive officers who receive such benefits. The company vehicle provided to each officer was transferred to such officer in 2011 and the fair market value of such vehicle reflected on such officer’s W-2. Income taxes on certain amounts are also reimbursed by us and included on applicable officer’s W-2. For our president and chief executive officer, in accordance with his employment agreement, such amount includes an annual premium of $19,850 for a $5.0 million life insurance policy.

Name	401(k) Match	Executive Life Policy	Personal Use of Company Vehicles or Allowance; Transferred Vehicle FMV	Country Club Dues	Other	Total

Larry E. Lee	$ 22,000	$ 19,850	$ 107,187	$ 9,321	$ 8,046	$ 168,294

G. Les Austin	18,491	1,847	72,632	—	8,046	94,241

Drake N. Smiley	18,363	16,694	49,959	—	8,046	86,907

Larry G. Rampey	19,920	4,082	59,368	—	8,046	85,992

Grants of Plan-Based Awards In 2011

(a)	(b)	(i)		(k)	(l)
Name	Grant Date	All Other Stock and Option Awards: Number of Shares of Stock or Units(#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Larry E. Lee	5/5/11	100,000	(1)		173,000
	5/5/11	200,000	(2)	1.73	247,693

G. Les Austin	5/5/11	100,000	(1)		173,000
	5/5/11	100,000	(2)	1.73	123,846

Drake N. Smiley	5/5/11	100,000	(1)		173,000
	5/5/11	100,000	(2)	1.73	123,846

Larry G. Rampey	—	—			—

(1)	The amounts reflect the number of shares of restricted stock granted to each named executive officer pursuant to our Plan.

(2)	The amounts reflect the SARs granted to each named executive officer pursuant to our Plan.

(3)	The amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
(a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	(i)	(j)
Name					Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Larry E. Lee	0	200,000	1.73	5/5/21	300,000	939,000

G. Les Austin	0	100,000	1.73	5/5/21	287,500	899,875

Drake N. Smiley	0	100,000	1.73	5/5/21	293,750	919,438

Larry G. Rampey	—	—	—	—	195,000	610,350

(1)	Value based on market closing price on December 31, 2011.

Option Exercises and Stock Vested in 2011

Stock Awards
(a)	(d)	(e)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Larry E. Lee	75,000	127,500

G. Les Austin	12,500	24,625

Drake N. Smiley	32,500	64,625

Larry G. Rampey	32,500	64,625

(1)	Values based on multiplying number of shares vested by closing stock price on the NASDAQ on the vesting date.

Potential Payments Upon Termination or Change of Control

Our employment agreements with Messrs. Lee and Austin obligate us to pay certain separation benefits to them in the event of termination of such executive’s employment or upon a change of control. In addition, effective March 10, 2009, we adopted a separation benefit plan entitled the “Change in Control Separation Benefit Plan of RAM Energy Resources, Inc., and Participating Subsidiaries,” or the 2009 CIC Plan. The 2009 CIC Plan provides certain separation benefits to our senior vice presidents and our vice presidents (including our named executive officers, other than Mr. Lee), as well as the senior vice presidents and vice presidents of our affiliates. The terms of the 2009 CIC Plan are described below.

The amounts in the tables below reflect the actual amounts paid to the named executive officers in connection with the HALRES Transaction. For the amounts of potential payments upon a termination or change in control as of December 31, 2011, please refer to the Company’s Information Statement dated as of January 17, 2012, that was first mailed to stockholders on or about January 18, 2012.

Mr. Lee’s Employment Agreement

The amount of separation benefits payable to Larry E. Lee, as set forth in his employment agreement, upon voluntary termination, termination for cause, termination for good reason and termination in the event of disability or death is shown below. The amounts shown assume that such termination is effective as of February 8, 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to Mr. Lee upon his termination. The actual amounts to be paid out can only be determined at the time of his separation from us.

The term “disability” means disability (either physical or mental) which (i) materially and adversely affects Mr. Lee’s ability to perform his duties required of his office, and (ii) at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by us or our insurers and acceptable to Mr. Lee or his legal representative. The term “cause” means termination for one of the following reasons:

•	the conviction of Mr. Lee of a felony by a federal or state court of competent jurisdiction;

•	an act or acts of dishonesty taken by Mr. Lee and intended to result in substantial personal enrichment of Mr. Lee at our expense; or

•	Mr. Lee’s failure to follow a direct, reasonable and lawful written order from the Board of Directors, within the reasonable scope of his duties, which failure is not cured within 30 days.

The term “good reason” means:

•

the assignment to Mr. Lee of any material duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the employment agreement;

•

any other action taken by us which results in a diminution in Mr. Lee’s position, compensation, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which we remedy within ten (10) days after receipt of notice thereof given by Mr. Lee;

•

any material failure by us to otherwise perform our obligations under the employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which we remedy within ten (10) days after receipt of notice thereof given by Mr. Lee;

•

our requiring Mr. Lee to be based at any office or location other than that described in the employment agreement, except for periodic travel reasonably required in the performance of his responsibilities;

•	any purported termination by us of Mr. Lee’s employment otherwise than as expressly permitted by the employment agreement; or

•	any failure by us to cause any successor entity to assume our obligations to Mr. Lee under the employment agreement.

Payments Made Upon Termination Other Than for Cause, Death or Disability, or by Mr. Lee for Good Reason. In the event Mr. Lee is terminated for reasons other than cause, death or disability, or Mr. Lee complies with the requirements to permit him to resign, and he does resign, for good reason, we will be obligated to pay to Mr. Lee in a lump sum payment the following amounts:

•	his annual base salary through the date of termination to the extent not already paid;

•	the highest bonus paid to Mr. Lee during his employment term for a full fiscal year, pro rated for that portion of the year of termination in which Mr. Lee is employed by us;

•	an amount equal to 200% of Mr. Lee’s base salary in effect on the date of termination;

•	any deferred compensation and accrued vacation pay;

•

if Mr. Lee qualifies for accelerated vesting of stock options, restricted stock awards or other employee benefits, but the acceleration would adversely affect the tax status of the plan or other participants in the plan, an amount equal to the benefit he would receive had accelerated vesting occurred;

•

a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against Mr. Lee pursuant to Section 4999 of the Code, based upon the payments discussed above, the vesting of any stock or option rights under any benefit plan and the payment of the “gross-up” amount;

•	all of Mr. Lee’s stock options and restricted stock awards will vest; and

•

Mr. Lee and his family, if applicable, may continue to participate in any welfare benefit plan offered by us through the term of the employment agreement to the same extent as if Mr. Lee continued to be employed by us through the full term of the employment agreement.

Payments Made Upon Termination for Cause or by Mr. Lee for other than Good Reason. In the event Mr. Lee is terminated for cause, or Mr. Lee resigns for other than good reason, we have no further obligations to Mr. Lee other than a lump sum payment of the following amounts:

•	his annual base salary through the date of termination to the extent not already paid;

•	any deferred compensation; and

•

a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against Mr. Lee pursuant to Section 4999 of the Code, based upon the payments discussed above and the payment of the “gross-up” amount.

Payments Made Upon Death or Disability. In the event of Mr. Lee’s death or disability, we will be obligated to pay to Mr. Lee in a lump sum payment the following amounts:

•	his annual base salary through the date of termination to the extent not already paid;

•	the bonus paid to Mr. Lee for the last full fiscal year, pro rated for that portion of the year of termination during which year Mr. Lee is employed by us;

•	an amount equal to Mr. Lee’s base salary in effect on the date of termination for the lesser of twelve (12) months or the remaining term of the employment agreement;

•	any deferred compensation and accrued vacation pay;

•

if Mr. Lee qualifies for accelerated vesting of stock options, restricted stock awards or other employee benefits, but the acceleration would adversely affect the tax status of the plan or other participants in the plan, an amount equal to the benefit he would receive had accelerated vesting occurred;

•

a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against Mr. Lee pursuant to Section 4999 of the Code, based upon the payments discussed above, the vesting of any stock or option rights under any benefit plan and the payment of the “gross-up” amount; and

•	all of Mr. Lee’s stock options and restricted stock awards will vest.

The following table shows the potential payments upon termination of Mr. Lee’s employment with us as set forth in his employment agreement:

Executive Benefits and Payments Upon Separation	Voluntary Termination Without Good Reason	Voluntary Termination With Good Reason	Involuntary Not For Cause Termination	For Cause Termination	Disability	Death
Compensation:

Base Salary(1)	$—	$1,100,000	$1,100,000	$—	$550,000	$550,000

Bonus	—	50,000	50,000	—	8,250	8,250

Stock Awards(2)		1,034,000	1,034,000

Stock Options(3)		268,500	268,500

Benefits & Perquisites:

Health and Welfare Benefits(4)	—	47,868	47,868	—	—	—

Excise Tax and Gross-Up	—	—	—	—	—	—

Accrued Vacation Pay(5)	—	—	—	—	—	—

Total	$—	$2,500,368	$2,500,368	$—	$558,250	$558,250

(1)	Assumes termination as of February 8, 2012 in connection with the HALRES Transaction and all salary due and payable, and all matching contributions pursuant to our 401(k) plan to that date have been paid.

(2)	The value of stock vesting pursuant to the HALRES Transaction using the February 8, 2012 closing price of $3.76.

(3)	Pursuant to the terms of our 2006 Long-Term Incentive Plan, the stock appreciation rights were valued using the February 7, 2012 closing price of $3.52.

(4)	Average monthly cost is $1,482, with approximately 13 months remaining under the term of the employment agreement. Includes life insurance and disability plan coverage.

(5)	Mr. Lee has no accrued vacation pay.

Payments of separation benefits may be delayed if (i) Mr. Lee is a “specified employee” within the meaning of Section 409A of the Code (“Section 409A”) as of the date of his separation from service and (ii) the amount of any separation benefits payable to him are subject to Section 409A. In such instance, the separation benefits will not be paid to Mr. Lee until six months after the date of separation from service (or, if earlier, the date of his death). Any delayed payment will be paid in a single lump sum in cash on the first day of the seventh month following Mr. Lee’s separation from service (or, if earlier, upon his death).

Mr. Austin’s Compensation Arrangement

If, during the period ending April 1, 2012, either (i) Mr. Austin’s employment with us is terminated (in a manner that constitutes a separation from service under Section 409A) by us other than for cause or (ii) a change of control occurs, and upon such change of control or within six months thereafter, his employment with us is terminated (in a manner that constitutes a separation from service under Section 409A) either (y) by us other than for cause, or (z) by him for good reason, then we must pay to Mr. Austin as a severance benefit an amount equal to the sum of:

•	his then current base salary; plus

•	a “bonus payment” equal to the average of his three then most recent annual cash bonuses.

The term “change of control” means any change in the composition of our Board of Directors such that the incumbent directors comprise less than one-half of the membership of our Board. The term “incumbent directors” means those persons currently serving as our directors, any person selected by the current directors to replace a director who dies, resigns or is removed as a director (and any such person shall thereafter be deemed to be a current director), or any person nominated by the current directors, or whose nomination is supported by the current directors, and who thereafter is elected by the stockholders as a director (and any such person shall thereafter be deemed to be a current director).

The term “cause” means:

•	conviction of a felony;

•	an act or acts of dishonesty intended to result in personal enrichment at our expense; or

•

failure to follow a reasonable and lawful order from our chief executive officer or the Board, within the reasonable scope of his duties and responsibilities, which failure is not cured within ten (10) days after notice.

The term “good reason” means the termination by Mr. Austin of his employment within the period ending six (6) months following a change of control for any of the following events, unless he has consented in writing to such event:

•	a material diminution of his base annual salary;

•

his assignment of any duties materially inconsistent with his position as chief financial officer (including status, offices, titles, and reporting requirements), or any material diminution of his authority, duties, or responsibilities, other than an isolated, insubstantial, or inadvertent action not taken in bad faith and which we remedy promptly after receipt of notice from Mr. Austin; or

•	any required relocation of his principal office to a location more than fifty (50) miles from Tulsa, Oklahoma.

The following table shows the potential payments upon termination of Mr. Austin’s employment with us as provided in his compensation arrangement:

Executive Benefits and Payments Upon Separation	Change of Control Event	Involuntary Not For Cause Termination

Base Salary(1)	$350,000	$350,000

Bonus	53,950	53,950

Accruals(2)	50,888	50,888

Total	$454,838	$454,838

(1)	Assumes termination as of January 31, 2012 and all salary due and payable, and all matching contributions pursuant to our 401(k) plan have been paid.

(2)	Accrued vacation balance payable as of January 31, 2012.

Mr. Austin’s employment arrangement contemplated the adoption of the 2009 CIC Plan, and includes specific provisions that address potential differences in the payment of change of control separation benefits. If circumstances under which the change of control separation benefit payable to Mr. Austin in the 2009 CIC Plan are substantially similar to the circumstances specified under his employment agreement, then the provisions of the 2009 CIC Plan will control. If, however, events subsequently occur that would have entitled Mr. Austin to the payment of change of control separation benefits under his employment agreement that are greater than those payable under the 2009 CIC Plan, we must make a cash payment to Mr. Austin equal to the increase in benefits payable. Assuming a termination as of January 31, 2012, the severance benefit payable to Mr. Austin under the 2009 CIC Plan would be greater than the benefit payable under his employment agreement.

Any payments of separation benefits may be delayed to ensure compliance with Section 409A in the same manner as described above under Mr. Lee’s employment agreement.

Change in Control Separation Benefit Plan of RAM Energy Resources, Inc., and Participating Subsidiaries

We adopted the 2009 CIC Plan to assure that we will have the continued dedication of each of our senior vice presidents and vice presidents (“Executives”), notwithstanding the possibility, threat, or occurrence of a change in control. Our Board of Directors believed it was important to diminish the inevitable distraction of these Executives by virtue of the personal uncertainties and risks created by a pending or threatened change in control, and to encourage these Executives’ full attention and dedication to our affairs during the term of the 2009 CIC Plan and upon the occurrence of such event. Our Board of Directors also believed that we are best served by providing these Executives with compensation arrangements upon a change in control which provide these Executives with individual financial security and which are competitive with those of other corporations. The principal provisions of the 2009 CIC Plan are as follows.

Change in Control

For purposes of the 2009 CIC Plan, a change in control shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

•

at the close of business day next following the day on which we learn of the acquisition by any unaffiliated person of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the then outstanding shares of our common stock;

•	at any time the incumbent directors (defined below) shall cease for any reason to constitute a majority of our Board;

•

upon the consummation of a reorganization, merger or consolidation, or a sale or other disposition of all or substantially all of our assets, with certain limited exceptions where our stockholders continue to control the resulting entity (or the entity which purchases our assets) and the incumbent directors control the board of directors of the resulting entity (or the entity which purchases our assets); or

•	approval by our stockholders of a plan of complete liquidation or dissolution.

The incumbent directors are the members of the Board of Directors on the date of adoption of the 2009 CIC Plan, together with any person who thereafter becomes our director and whose election or nomination for election was approved by a vote of at least a majority of the incumbent directors (including directors so appointed or elected by incumbent directors) then on the Board; provided, however, that no individual initially elected or nominated as our director as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, including by reason of any agreement intended to avoid or settle any such election contest or solicitation of proxies or consents, shall be deemed an incumbent director.

Reasons for Termination of Employment of an Executive

Termination Upon Death or Becoming Disabled. An Executive’s employment shall terminate immediately upon the Executive’s death and we will have no further obligation under the 2009 CIC Plan to the deceased Executive or such Executive’s legal representatives. If the Executive’s employment is terminated due to the Executive becoming disabled, we will have no further obligation under the 2009 CIC Plan to the Executive or such Executive’s legal representatives. The term “disabled” means, with respect to any Executive, that (i) such Executive has received disability payments under our long-term disability plan for a period of three months or more, or (ii) based upon the written report of a mutually agreeable qualified physician designated by us and the Executive or the Executive’s representative, our Compensation Committee determines, in accordance with Section 409A, that the Executive has become physically or mentally incapable of performing the Executive’s essential job functions with or without reasonable accommodation or job protection as required by law for a continuous period expected to last not less than twelve months.

Termination by the Company; Cause. We may terminate an Executive’s employment at any time whether with or without cause. For purposes of the 2009 CIC Plan, “cause” means the termination of Executive’s employment due to:

•	the failure of the Executive to perform in any material respect the Executive’s prescribed duties to us (other than any such failure resulting from the Executive becoming disabled);

•	the commission by the Executive of a wrongful act that caused or was reasonably likely to cause damage to us;

•	an act of gross negligence, fraud, unfair competition, dishonesty or misrepresentation in the performance of the Executive’s duties on our behalf;

•

the conviction of or the entry of a plea of nolo contendere by the Executive to any felony or the conviction of or the entry of a plea of nolo contendere to any offense involving dishonesty, breach of trust or moral turpitude; or

•	a breach of the Executive’s fiduciary duty involving personal profit.

If we terminate the Executive’s employment for cause within the year following a change in control (the “Change in Control Period”), then such termination for cause shall not be effective for purposes of determining that the Executive is not entitled to payment of the separation benefit under the 2009 CIC Plan unless and until two-thirds of the Board of Directors adopt a resolution approving the termination of the Executive for cause, following notice and an opportunity to the Executive to be heard at a meeting called by the Board of Directors to discuss the Executive’s employment.

Termination by the Executive; Good Reason. The Executive may terminate the Executive’s employment at any time whether with or without good reason. The term “good reason” means the termination by the Executive of the Executive’s employment during the Change in Control Period for any of the following events, unless the Executive has consented in writing to such event:

•	any material diminution in the Executive’s annual base salary;

•

the assignment to the Executive of any duties materially inconsistent with the Executive’s position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities, other than an isolated, insubstantial, or inadvertent action not taken in bad faith and which we remedy promptly after receipt of notice from the Executive;

•	any failure by us to require any successor or assignee to assume the obligations under the 2009 CIC Plan; or

•	any relocation of the Executive’s principal office to a location more than fifty (50) miles from the Executive’s principal office prior to such relocation.

No termination of employment for good reason shall be effective for purposes of determining that the Executive is entitled to payment of the separation benefits under the 2009 CIC Plan unless (i) following receipt of proper notice, we fail to either cure the offending cause or notify the Executive of our intended method of cure, and (ii) the Executive timely delivers a notice of termination.

Termination Prior to a Change in Control. If we terminate the Executive’s employment other than for cause, the Executive’s death or the Executive becoming disabled, and a change in control occurs within six (6) months following the date of termination, then for purposes determining eligibility for payment of the separation benefits under the 2009 CIC Plan, such change in control shall be deemed to have occurred immediately prior to the date of termination if either (i) the date of termination occurs following the execution of an agreement (including a letter of intent) that provides for a transaction that subsequently is consummated and constitutes such change in control, or (ii) the Executive reasonably demonstrates that such termination was effected in connection with, or in anticipation of, such change in control.

Separation Benefits Upon Termination of the Executive under the 2009 CIC Plan

Accrued Obligations. Upon any termination of the Executive’s employment for any reason, we will pay the Executive any unpaid portion the Executive’s annual base salary through the date of termination and any accrued, unused vacation through the date of termination (the “Accrued Obligations”).

Termination for Good Reason; Other Than for Cause, Death, or Becoming Disabled. If during the Change in Control Period (i) we terminate the Executive’s employment other than for cause, the Executive’s death, or the Executive becoming disabled, or (ii) the Executive terminates the Executive’s employment for good reason, then we will, in addition to the payment of the Accrued Obligations, pay the following separation benefits to the Executive:

•

If the Executive is a vice president, we will pay the Executive a lump sum in cash equal to one times the sum of the greater of (x) the Executive’s annual base salary as of the date of termination, and (y) the Executive’s annual base salary at any time during the one-year period before the change in control.

•

If the Executive is a senior vice president, we will pay the Executive a lump sum in cash equal to two times the sum of the greater of (x) the Executive’s annual base salary as of the date of termination, and (y) the Executive’s annual base salary at any time during the one-year period before the change in control.

•	We will also provide the Executive:

•

with limited exceptions and for the period allowed under Section 4980B of the Code (not less than 18 months), the same level of health and dental insurance benefits for the Executive (and the Executive’s dependents, if applicable) upon substantially similar terms and conditions (including contributions required by the Executive for such benefits) as existed immediately before the date of termination; and

•

for a period of 18 months, the same level of life and disability insurance benefits for the Executive, upon substantially similar terms and conditions (including contributions required by the Executive for such benefits) as existed immediately before the date of termination.

Cause; Other than for Good Reason. If during the Change in Control Period the Executive’s employment is terminated for cause, or by reason of death or disability, or the Executive terminates the Executive’s employment without good reason, then the Executive shall have no further rights and we will have no further obligations to the Executive under the 2009 CIC Plan, other than for payment of the Accrued Obligations.

The following tables show the potential separation benefits to be paid upon termination of our named executive officers other than Mr. Lee, who is not eligible for separation benefits under the 2009 CIC Plan:

G. Les Austin
Executive Benefits and Payments Upon Separation	Termination For Cause, Death, Disability or Without Good Reason	Termination With Good Reason, or Other Than For Cause, Death or Disability

Base Salary(1)	$—	$700,000

Health and Welfare Benefits(2)	—	44,311

Accruals(3)	50,888	50,888

Total	$50,888	$795,199

(1)	Assumes termination as of January 31, 2012 and all salary due and payable and all matching contributions pursuant to our 401(k) plan to that date have been paid.

(2)	Average monthly cost is $2,461.

(3)	Accrued vacation balance payable as of January 31, 2012.

Larry G. Rampey
Executive Benefits and Payments Upon Separation	Termination For Cause, Death, Disability or Without Good Reason	Termination With Good Reason, or Other Than For Cause, Death or Disability

Base Salary(1)	$—	$672,000

Health and Welfare Benefits(2)	—	33,211

Accruals(3)	154,592	154,592

Total	$154,592	$859,803

(1)	Assumes termination as of January 31, 2012 and all salary due and payable and all matching contributions pursuant to our 401(k) plan to that date have been paid.
(2)	Average monthly cost is $1,845.
(3)	Accrued vacation balance payable as of January 31, 2012. This balance represents accrued exceptions to our policy of permitting a maximum of 240 hours of vacation time to be carried over to subsequent years. Exceptions were granted due to Mr. Rampey’s inability to use vacation within a given year because of workload requirements. All exceptions to our carry-over policy were approved by our president and chief executive officer. No further exceptions will be authorized.

Drake N. Smiley
Executive Benefits and Payments Upon Separation	Termination For Cause, Death, Disability or Without Good Reason	Termination With Good Reason, or Other Than For Cause, Death or Disability

Base Salary(1)	$—	$619,500

Health and Welfare Benefits(2)	—	46,671

Accruals(3)	131,495	131,495

Total	$131,495	$797,666

(1)	Assumes termination as of January 31, 2012 and all salary due and payable and all matching contributions pursuant to our 401(k) plan to that date have been paid.

(2)	Average monthly cost is $2,591.

(3)	Accrued vacation balance payable as of January 31, 2012. This balance represents accrued exceptions to our policy of permitting a maximum of 240 hours of vacation time to be carried over to subsequent years. Exceptions were granted due to Mr. Smiley’s inability to use vacation within a given year because of workload requirements. All exceptions to our carry-over policy were approved by our president and chief executive officer. No further exceptions will be authorized.

The amounts received by Messrs. Lee, Austin, Rampey and Smiley, either through their employment agreement or our 2009 CIC Plan resulting from the HALRES Transaction can be summarized as follows:

Golden Parachute Compensation

	Cash ($)	Equity ($)(1)	Options ($)(2)	Pension/ Nonqualified Deferred Compensation ($)	Perquisites ($)	Tax Reimbursement ($)	Other ($)(3)	Total ($)

Larry E. Lee	1,150,000	1,034,000	268,500	—	—	—	47,868	2,500,368

G. Les Austin	750,888	705,000	134,250	—	—	—	50,605	1,640,743

Larry Rampey	826,592	498,200	-0-	—	—	—	44,885	1,369,677

Drake Smiley	750,995	780,200	134,250	—	—	—	54,367	1,179,812

(1)	The value of stock vesting pursuant to the HALRES Transaction using the February 8, 2012 closing price of $3.76.

(2)	Pursuant to the terms of our 2006 Long-Term Incentive Plan, the stock appreciation rights were valued using the February 7, 2012 closing price of $3.52.

(3)	The value of the continuation of certain medical, life and disability benefits pursuant to the terms of the CIC Plan (or, in the case of Mr. Lee, his employment agreement).

Any payments of separation benefits may be delayed to ensure compliance with Section 409A in the same manner as described above under Mr. Lee’s employment agreement.

2011 Director Compensation

Our Board of Directors determines all cash and non-cash compensation paid to our independent directors. Mr. Lee, our only management director, received no compensation as a director. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In March of 2010, our Compensation Committee reviewed the Director Compensation Review prepared by Pearl Meyer & Partners that reflected that our independent directors were paid significantly less than directors of peer group companies, both in total cash compensation and in equity grants. The Compensation Committee determined that because each of our independent directors is a committee chair, and each member serves on each Board committee, the independent members of our Board of Directors have considerably more responsibility than the average director on a much larger board. The Committee also noted that because we have such a small board of directors in comparison with the peer group, our overall board compensation burden is substantially less than the peer group. After consideration of these and other factors, the Committee recommended, and the Board of Directors approved, the payment of annual compensation to our independent directors for 2011 as follows:

•	Cash compensation of the following:

•	an annual base retainer of $50,000;

•	a meeting fee of $1,000 per meeting attended for all in-person and telephonic meetings of the Board of Directors and each Board committee subject to a $15,000 per-year cap on meeting fees;

•	an additional annual retainer of $15,000 for the chairman of the Audit Committee;

•	an additional annual retainer of $15,000 for the chairman of the Compensation Committee; and

•	an additional annual retainer of $15,000 for the chairman of the Nominating and Corporate Governance Committee; plus

•	Equity-based awards in the form of shares of restricted stock under our Plan having a fair market value on the date of grant equal to $80,000.

On May 5, 2011, we granted restricted stock awards of 46,242 shares to each of Messrs. Lane, Marshall and Reardon. The market price of the shares of our common stock on the date of grant was $1.73 per share. The fair market value of these awards totaled approximately $80,000 as of the date of grant. All of the shares granted vest one year from the date of grant.

The table below summarizes the compensation paid by us to independent directors for the fiscal year ended December 31, 2011.

(a)	(b)	(c)	(f)	(g)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total

Sean P. Lane	$80,000	$80,000	$2,357	$162,357

Gerald R. Marshall	80,000	80,000	4,600	164,600

John M. Reardon	80,000	80,000	6,912	166,912

(1)	The amounts reflect the grant date fair market value computed in accordance with FASB ASC Topic 718.

(2)	The amount reflects perquisite value as calculated in accordance with Internal Revenue Service guidelines.

2006 Long-Term Incentive Plan

The purposes of our Plan are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success.

Under our Plan, we may grant restricted stock, stock options, SARs or performance units to any of our directors, officers or employees or those of our subsidiaries or affiliates, and to any persons rendering consulting or advisory services to us or our subsidiaries or affiliates. We may also grant performance bonuses to any of our employees or those of our subsidiaries or affiliates. Generally, all classes of our employees are eligible to participate in our Plan.

Our Plan currently provides that a maximum of 3,700,000 shares of our common stock may be issued in conjunction with awards granted under our Plan. At December 31, 2011, 491,450 shares of our common stock remained available for awards to be granted under our Plan (as adjusted to reflect the one-for-three reverse stock split that occurred on February 10, 2012). Awards that are forfeited under the Plan will again be eligible for issuance as though the forfeited awards had never been issued. Similarly, awards settled in cash will not be counted against the shares authorized for issuance upon exercise of awards under the Plan.

Administration

The Compensation Committee of our Board of Directors administers our Plan. The members of our Compensation Committee serve at the pleasure of our Board of Directors. With respect to equity-based awards to be made to any of our directors, the Compensation Committee will make recommendations to our Board of Directors as to:

•	which of such persons should be granted equity-based awards;

•	the terms of proposed grants or awards to those selected by our Board of Directors to participate;

•	the exercise price for options and grant date value of SARs; and

•	any limitations, restrictions and conditions upon any equity-based awards.

Any equity-based award to any of our directors under our Plan must be approved by our Board of Directors.

In connection with the administration of our Plan, the Compensation Committee, with respect to equity-based awards to be made to any officer, employee or consultant who is not one of our directors, will:

•	determine which employees and other persons will be granted equity-based awards under our Plan;

•	grant the equity-based awards to those selected to participate;

•	determine the exercise price for options and grant date value of SARs; and

•	prescribe any limitations, restrictions and conditions upon any equity-based awards.

In addition, our Compensation Committee will:

•	interpret our Plan; and

•	make all other determinations and take all other actions that may be necessary or advisable to implement and administer our Plan.

Types of Awards

Our Plan permits the Compensation Committee to make several types of awards and grants, the principal types of which are awards of shares of restricted stock, the grant of options to purchase shares of our common stock, and awards of SARs.

Restricted Stock. Restricted shares of our common stock may be granted under our Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as our Board of Directors or the Compensation Committee may determine to be appropriate at the time of making the award. In addition, our Board of Directors or the Compensation Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the employee, be delivered to and held by us until such restrictions lapse. Shares of restricted stock will immediately vest upon the occurrence of a change of control. Our Board of Directors or the Compensation Committee, in its discretion, may provide for a modification or acceleration of shares of restricted stock in the event of death or permanent disability of the employee, or for such other reasons as our Board of Directors or the Compensation Committee may deem appropriate in the event of the termination of employment of the covered employee.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our Plan will be determined by our Board of Directors or the Compensation Committee at the time of the grant. Either our Board of Directors or the Compensation Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, either our Board of Directors or the Compensation Committee may, in its discretion, impose limitations on the exercise of all or some options granted under our Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Our Plan also provides for acceleration of the right of an individual employee to exercise his or her stock option in the event we experience a change of control. No cash consideration is payable to us in exchange for the grant of options.

Our Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Code, or Nonqualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 82 and 421 of the Code.

Incentive Stock Options. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price may not be less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000. The maximum number of shares of our common stock underlying Incentive Stock Options granted under our Plan may not exceed 800,000.

Nonqualified Options. Nonqualified Options are stock options which do not qualify as Incentive Stock Options. Nonqualified Options may be granted to our directors and consultants, as well as to our employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for Nonqualified Options will be determined by the Compensation Committee at the time the Nonqualified

Options are granted, but may not be less than the fair market value of our common stock on the date the Nonqualified Option is granted. Nonqualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. Incentive Stock Options and Nonqualified Options are treated differently for federal income tax purposes as described below under “—Tax Treatment.”

The exercise price of stock options may be paid in cash, in whole shares of our common stock, or in a combination of cash and our common stock, equal in value to the exercise price.

Stock Appreciation Rights. Awards of SARs entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of our common stock subject to the SAR award between the date of the grant of the SAR award and the fair market value of these shares on the exercise date. Our Plan provides for payment in the form of shares of our common stock or cash. Our Plan provides for acceleration of the right of an individual employee to exercise his or her SAR in the event we experience a change of control.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or common stock per unit upon the achievement of performance goals established by our Board of Directors or our Compensation Committee.

Performance Bonuses. A performance bonus entitles the recipient to receive a bonus in the form of cash or our common stock upon the attainment of a performance target established by our Board of Directors or our Compensation Committee. Payments of performance bonuses are made within 60 days of the certification by our Board of Directors or our Compensation Committee that the performance target(s) have been achieved. The maximum amount that may be made subject to the grant of performance bonuses to any eligible employee in any calendar year may not exceed $500,000.

Transferability

Restricted stock awards and awards of SARs are not transferable during the restriction period. Incentive Stock Options are not transferable other than by will or by the laws of descent and distribution. Nonqualified Stock Options are transferable on a limited basis. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Rights to restricted stock, SARs and stock options which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries or affiliates for any reason other than retirement with our consent, disability or death. Our Board of Directors or the Compensation Committee may determine, at the time of the grant, that a holder’s stock option agreement may contain provisions permitting the optionee to exercise the stock options for a specified period after such termination, or for any period our Board of Directors or the Compensation Committee determines to be advisable after the optionee’s employment terminates by reason of retirement, disability, death, termination without cause, or following a change of control. Incentive Stock Options will, however, terminate no more than three months after termination of the holder’s employment, twelve months after termination of the holder’s employment due to disability and three years after termination of the holder’s employment due to death. Our Board of Directors or the Compensation Committee may permit a deceased holder’s stock options to be exercised by the holder’s executor or heirs during a period acceptable to our Board of Directors or the Compensation Committee following the date of the optionee’s death but such exercise must occur prior to the expiration date of the stock option.

Dilution; Substitution

Our Plan provides protection against substantial dilution or enlargement of the rights granted to holders of restricted stock and options in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. New option rights may, but need not, be substituted for the stock options granted under our Plan, or our obligations with respect to stock options outstanding under our Plan may, but need not, be assumed by another corporation in connection with any merger, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which we are involved. In the event that our Plan is assumed, the stock issuable upon the exercise of stock options previously granted under our Plan will thereafter include the stock of the corporation granting such new option rights or assuming our obligations under the Plan.

Amendment

Our Board of Directors may amend our Plan at any time. However, without stockholder approval, our Plan may not be amended in a manner that would increase the number of shares that may be issued under our Plan, extend the term of our Plan, or otherwise disqualify our Plan for coverage under Rule 16b-3 promulgated under the Exchange Act. Restricted stock or stock options previously granted under our Plan may not be impaired or affected by any amendment of our Plan, without the consent of the affected grantees.

Accounting Treatment

Under current generally accepted accounting principles, when we make a grant of restricted stock, an amount equal to the fair market value of the restricted stock at the date of grant is charged to our compensation expense over the period of the restriction. The fair value of any stock option or SARs as of the date of grant will likewise be charged to our compensation expense over the requisite service period of the option or SAR. The cash we receive upon the exercise of stock options would be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options or SARs are exercised.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to restricted stock and stock options that may be granted as awards under our Plan.

Restricted Stock. A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Incentive Stock Options. An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Nonqualified Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the holder upon the grant of Nonqualified Options or SARs, and we are not entitled to a tax deduction by reason of the grant. Generally, upon the exercise of a Nonqualified Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. In the case of the exercise of SARs, the holder will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received and the fair market value of any shares distributed to the holder. Upon the exercise of a Nonqualified Option or a SAR, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee or holder assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a Nonqualified Option or a SAR, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a Nonqualified Option or a SAR are transferred to the optionee or holder subject to restrictions, then the taxable income realized by the optionee or holder, unless such person elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) would be deferred and measured with reference to the fair market value of the shares at the time the restrictions’ lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if the exercise and any subsequent disposition could result in liability under Section 16(b).

Performance Units and Performance Bonuses. A recipient of performance units or a performance bonus will not realize any taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash received and the fair market value of any shares so transferred. If an award is “performance-based compensation” under Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the recipient before sale.

Code Section 162(m). Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly-traded corporations. Amounts that qualify as “performance-based compensation” under Section 162(m) of the Code are exempt from the cap and do not count toward the $1 million limit.

Securities Authorized for Issuance Under Our Plan

The following table provides information for all equity compensation plans as of the fiscal year ended December 31, 2011, under which our equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	—	$—	491,450	(2)

Equity compensation plans not approved by security holders	—	—	—

Total	—	$—	491,450

(1)	Shares awarded under all above plans may be newly issued, from our treasury or acquired in the open market.

(2)	This number reflects shares available for issuance under our Plan as of December 31, 2011, as adjusted to reflect the one-for-three reverse stock split that occurred on February 10, 2012. Following the amendment of our Plan, an additional 7.8 million shares will be available for issuance under our Plan.

2012 EXECUTIVE AND DIRECTOR COMPENSATION

The persons serving as our executive officers and as members of the Compensation Committee of our Board of Directors changed upon the closing of the HALRES Transaction on February 8, 2012, and so did our compensation arrangements. Currently, our executive officers are Floyd C. Wilson, Chairman, President and Chief Executive Officer, and Mark J. Mize, Executive Vice President, Chief Financial Officer and Treasurer. On March 2, 2012, our Board approved annual base salaries of $600,000 for Mr. Wilson of $350,000 for Mr. Mize.

The Compensation Committee of the Board, which is composed solely of “independent directors” within the meaning of NASDAQ and NYSE independence rules, recommended each of the items above to the Board for approval after consultation with an independent third party compensation consulting firm. The Compensation Committee considered reports on executive compensation provided by the independent third party compensation consulting firm that included an analysis of compensation arrangements with executives and directors in Halcón’s compensation peer group, as well as recommendations based on these analyses. The salary increases reflect the Compensation Committee’s determination of base salaries that are competitive with Halcón’s market capitalization and peer group and are consistent with the compensation objectives and principles of the Company to recruit, motivate and retain talented executives to manage and grow the Company’s business and achieve its business objectives.

Also on March 2, 2012, our Board adopted a new non-management director compensation plan, pursuant to which each non-management director of the Company will receive $50,000 per year, paid in quarterly installments, and each member of and the Chairman of each of the Audit, Compensation, Reserves, Nominating and Corporate Governance Committees shall be paid an additional annual amount, paid in quarterly installments, as follows:

Committee	Committee Chairperson Annual Retainer	Committee Member (excluding Chairperson) Annual Retainer

Audit	$20,000	$7,500

Compensation	$10,000	$5,000

Reserves	$10,000	$5,000

Nominating & Corporate Governance	$10,000	$5,000

Additionally, any non-management director serving on a committee established to address related party transactions, or Conflicts Committee, shall be paid $1,000 per committee meeting held and attended and the Lead Director shall receive an annual amount of $10,000, also paid in quarterly installments. Board members may elect to take all or a portion of the cash compensation we pay to them in shares of our common stock, with the number of shares determined by dividing such fees by the trading price per share of our common stock on the last day of each calendar quarter. Any such election must be made prior to the beginning of the quarter for which the compensation is to be paid and is irrevocable for that quarter.

The Compensation Committee recommended the above to the Board for approval after consultation with an independent third party compensation consulting firm, and considered reports on director compensation provided by the independent third party compensation consulting firm that included an analysis of compensation arrangements with directors in Halcón’s peer group, as well as recommendations based on these analyses. The compensation of non-management directors reflect the Compensation Committee’s determination of cash compensation arrangements that are competitive with Halcón’s market capitalization and peer group and are consistent with the compensation objectives and principles of the Company to recruit, motivate and retain talented directors. Non-management directors are eligible to participate in and receive equity awards under the Plan.

Indemnification Agreements

We have entered into an indemnification agreement with each of our independent, non-management directors. These agreements provide for us to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights such person may have under our certificate of incorporation, bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced independent, non-management directors.

Stock Ownership Policy

Effective March 2, 2012, our Board of Directors adopted a Stock Ownership Guidelines Policy (the “Policy”) applicable to our Board of Directors, Chief Executive Officer and persons holding office at the Executive Vice President level to ensure that they maintain a meaningful economic stake in the Company. The Policy is designed to maintain stock ownership by these individuals at a significant level so as to further align their interests with the interests of our stockholders in value creation. Our directors and Executive Vice Presidents are required to own or have a beneficial interest, directly or indirectly, in a number of shares of our common stock valued at three times (3x) the annual cash retainer or base salary, as applicable, paid to them by the Company and our Chief Executive Officer is required to hold a number of shares of our common stock valued at six times (6x) the base salary paid to him by the Company. Shares are valued at the average closing prices for our common stock for the previous year. Unexercised stock options and unvested restricted stock are not counted towards meeting these requirements, but shares owned indirectly (such as by a spouse, trust or similar vehicle, or an investment in an entity that is a stockholder of the Company) do count towards meeting these requirements.

Persons subject to the Policy have three years to comply with the ownership requirement starting from the later of the date the Policy was adopted and the date the person first became a member of the Board of Directors, Chief Executive Officer or Executive Vice President, as applicable. Until the applicable stock ownership level is attained, persons subject to the Policy are required to retain 50% of shares of common stock received as a result of the exercise of stock options or vesting of shares of restricted stock, in each case net of shares sold to pay applicable withholding taxes and, in the case of an option, the exercise price. Deviations and waivers from the Policy must be approved by the Board of Directors upon a recommendation from our Nominating and Corporate Governance Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the compensation committee during 2011 served as one of our officers or employees or of any of our subsidiaries during that year. In addition, during 2011, none of our executive officers served as a director or as a member of the compensation committee of a company which employs any of our directors.

ACCOUNTANTS AND AUDIT COMMITTEE

Audit Committee Report

Dear Stockholder:

The Audit Committee has reviewed and discussed with management of Halcón and UHY LLP (“UHY”), the firm serving as the independent registered public accountants of Halcón for the year ended December 31, 2011, the audited financial statements of Halcón as of, and for the fiscal year ended, December 31, 2011 (the “Audited Financial Statements”). In addition, we have discussed with UHY the matters required to be discussed by the statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from UHY required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Committee has discussed with that firm its independence from Halcón. Upon such review, the Audit Committee has concluded that the independent registered public accountants are independent from Halcón and its management. We have also discussed with management of Halcón and UHY such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Halcón’s internal controls and the financial reporting process. UHY is responsible for performing an independent audit of Halcón’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing monitoring and oversight process, discussions with management and a review of the report of UHY with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Board the inclusion of the Audited Financial Statements in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and the Board of Halcón are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the Board as statutory and regulatory provisions become effective for Halcón and for audit committees and independent registered public accountants generally.

MEMBERS OF THE COMMITTEE:

James L. Irish III (Chairman)

James W. Christmas

Stephen P. Smiley

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Halcón under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Halcón specifically incorporates the Report by reference therein.)

Independent Registered Public Accounting Firm

UHY is the independent registered public accounting firm selected by our Audit Committee as the independent registered public accountants for the fiscal year ended December 31, 2011 and for the subsequent interim period through April 3, 2012. On April 3, 2012, we dismissed UHY and engaged Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2012, and are proposing ratification of such appointment to our stockholders.

The decision to dismiss UHY was approved by our Audit Committee. UHY’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and December 31, 2010 and for the subsequent interim period through April 3, 2012, there were no disagreements between the Company and UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to UHY’s satisfaction, would have caused UHY to make a reference to the subject matter of the disagreement in connection with its report for such years and subsequent interim periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K for such years and for the subsequent interim period through the date of this report.

A copy of UHY’s letter, dated April 4, 2012, stating its agreement with the above statements, is attached as Exhibit 16.1 on our Form 8-K filed with the SEC on April 4, 2012.

During the years ended December 31, 2011 and December 31, 2010 and for the subsequent interim period through the date of this report, neither the Company nor anyone acting on its behalf consulted Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Attendance at the Annual Meeting by UHY LLP Representative

A representative of UHY is expected to be present at the annual meeting of the stockholders. UHY will have the opportunity to make a statement if it desires to do so, and the UHY representative is expected to be available to respond to appropriate questions.

Fees

UHY LLP has served as our independent public accountants for our fiscal years ended December 31, 2011 and 2010. UHY leases all its personnel, who work under the control of UHY partners, from wholly-owned subsidiaries of UHY Advisors, Inc., in an alternative practice structure. The following table presents fees billed for professional audit services rendered by UHY LLP for the audit of our annual financial statements for the years ended December 31, 2011 and December 31, 2010, and fees for other services rendered by UHY during those periods. Except as set forth below, we paid all such fees.

	2011	2010
Audit Fees	$553,848	$523,654
Audit-Related Fees	10,202	-
Tax Fees	-	49,624
All Other Fees	-	-

Total	$564,050	$573,278

As used above, the following terms have the meanings set forth below:

Audit Fees. The fees for professional services rendered by UHY for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements and private placements, including but not limited to registration statements on Forms S-3 and S-8, for the years ended December 31, 2011 and December 31, 2010.

Audit-Related Fees. The fees for assurance and related services by UHY that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees”. We engaged UHY for the following professional services that would be considered audit-related services for the year ended December 31, 2011: audit of operating statements of certain properties.

Tax Fees. The fees for professional services rendered by UHY for tax compliance, tax advice, and tax planning.

All Other Fees. The fees for products and services provided by UHY, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the period in question. We did not engage UHY for any additional professional services other than as disclosed above for the years ended December 31, 2011 and December 31, 2010.

Audit Committee Pre-Approval Policy

All audit fees, audit-related fees and tax fees as described above for the years ended December 31, 2011 and December 31, 2010, as applicable, were pre-approved by our Audit Committee, which concluded that the provision of such services by UHY was compatible with the maintenance of UHY’s independence in the conduct of its auditing functions. Our Audit Committee’s pre-approval policy provides that pre-approval of all such services must be approved separately by the Audit Committee. The Audit Committee has not delegated any such pre-approval authority to anyone outside the Audit Committee. Each member of the Audit Committee has the authority to pre-approve non-audit services up to $50,000 to be performed by our independent registered public accountants.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1—ELECTION OF DIRECTORS

Our bylaws specify that we shall not have less than one nor more than ten directors, and each director holds office until the annual stockholders’ meeting at which such director’s class is up for re-election and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. As of the date of this proxy statement, our Board of Directors consists of ten directors, eight of whom have been determined to be independent directors as set forth in the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. Our certificate of incorporation provides that our Board of Directors is classified into three classes: Class A, Class B and Class C, each class being elected for a three-year term of office. As discussed more fully under “Our Board of Directors and Its Committees” in this proxy statement above, three of our current directors – Messrs. Wilson, Bridwell and Welsh – have been nominated for reelection at the 2012 annual meeting of our stockholders.

If any nominee should for any reason become unable to serve prior to the date of the annual meeting, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate as a replacement following the recommendation by the nominating and corporate governance committee, or the Board may reduce the number of directors to eliminate the vacancy.

Additional information regarding Messrs. Wilson, Bridwell and Welsh and all of our other current directors can be found under the “Our Board of Directors and Its Committees” section, the “Security Ownership of Directors and Executive Officers” section, and the “2012 Executive and Director Compensation” section of this proxy statement.

Votes Required

Directors are elected by a plurality vote of the shares present in person or represented by proxy at the annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors, except to the extent the failure to vote for an individual results in another candidate receiving a larger number of votes. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Wilson, Bridwell and Welsh. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of directors, your shares will constitute a broker non-vote and will not be voted for any of the nominees. See the section of this proxy statement entitled “General Information—Voting and Revocation of Proxies.”

The Board of Directors unanimously proposes and recommends that you vote “FOR” each of the nominees for the Board of Directors.

PROPOSAL 2—AMENDMENT AND RESTATEMENT OF 2006 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve several amendments to our 2006 Long-Term Incentive Plan, which we refer to as our Plan, and which will be thereafter referred to as the Halcón Resources Corporation 2012 Long-Term Incentive Plan, or the “amended Plan.” The Plan was originally approved by our stockholders on May 8, 2006. The principal amendments to the Plan include:

Increase in Shares Available under the Plan.

Our Plan currently provides that a maximum of 3.7 million shares of common stock may be issued in conjunction with awards granted under our Plan. This amount was adjusted from 11.1 million shares to reflect the one-for-three reverse stock split that occurred on February 10, 2012. At April 10, 2012, approximately 1.36 million shares of our common stock remained available for awards to be granted under our Plan. Our Board of Directors considers our Plan to be an important attraction, retention and motivational tool for eligible employees and believes that the number of shares currently available under our Plan is insufficient to continue our Plan in future periods. Therefore, subject to approval by our stockholders, our Board of Directors has approved an amendment to our Plan to increase the total number of shares of our common stock authorized to be issued in conjunction with awards made under our Plan by an additional 7.8 million shares, for a new share limit of 11.5 million shares, including an increase in the number of shares that may be issued pursuant to incentive stock options from 0.8 million shares (which number has been adjusted to take into account the one-for-three reverse stock split that occurred on February 10, 2012) to 11.5 million shares. These amendments to our Plan will not be effective without approval by our stockholders. We cannot determine the benefits to be received by our directors or officers as a result of the amendments to the Plan, or the benefits to be received by our directors and officers in prior years had the amendments to the Plan been in effect in those years.

Other Proposed Amendments to our Plan.

Our Board of Directors has approved certain other amendments to our Plan, which will not be effective without approval by our stockholders. The principal amendments to the Plan are as follows:

•	Extend the effectiveness of the Plan so that it is effective for ten years following the date of approval of the amended Plan by our stockholders.

•

Expand the types of awards that may be granted under the Plan by adding “restricted stock units” (with respect to which “cash dividend rights” and “dividend unit rights” may be granted), “stock awards,” and “other incentive awards.”

•

Limit the aggregate number of shares that may be subject to stock options and stock appreciation rights granted under the Plan to an eligible employee during any calendar year to 3.4 million shares and the aggregate number of shares that may be subject to restricted stock awards, restricted stock unit awards, performance unit awards, performance bonus awards, stock awards and other incentive awards granted to an eligible employee under the Plan during any calendar year to 3.4 million shares.

•	Increase the maximum amount that may be subject to grant of performance bonuses to an eligible employee under the Plan during any calendar year from $500,000 to $5,000,000.

•

Expand the permitted forms of payment of the exercise price of a stock option to include, subject to the discretion of our Board of Directors, payment by withholding shares of common stock which would otherwise by acquired on exercise.

•

Clarify restrictions relating to incentive stock options intended to allow such options to satisfy the requirements of Section 422 and 424 of the Internal Revenue Code of 1986, as amended, or the Code.

•

Add provisions allowing our Board of Directors or Compensation Committee to determine whether all or any portion of a restricted stock award, restricted stock unit award, performance unit award, performance bonus, stock award or other incentive award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

•

Revise the Plan’s stock adjustment provisions to clarify that upon the occurrence of certain events, our Board of Directors will appropriately adjust, in accordance with applicable legal requirements, the number of shares of our common stock available for issuance under the Plan, the maximum number and kind of shares of our common stock for which an individual may receive awards in any calendar year under the Plan, the number and kind of shares of our common stock covered by outstanding awards, and the price per share or the applicable market value or performance target of such awards to reflect any increase or decrease in the number of, or change in kind or value of, issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilatation of rights under such awards.

•

Provide that, upon the occurrence of a change of control event, our Board of Directors may, to the extent permitted by applicable law, cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by our Board of Directors; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards with respect to the successor or survivor entity (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; provide that awards are payable; and/or provide that awards terminate upon such event.

•	Clarify that we are entitled to deduct from any other compensation payable to a participant any withholding obligations with respect to awards granted under the Plan.

•

Require participants to abide by and be bound by our policies adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any award or payment resulting from an accounting restatement.

•	Make various revisions intended to clarify certain provisions of the Plan, none of which materially impact the functioning of the Plan.

Summary of Principal Terms of the Plan

The following is a summary of the principal terms of our Plan. The full text of the amended Plan is set forth on Exhibit A to this proxy statement. A copy of our original Plan document was filed with the SEC as Exhibit C to our proxy statement on April 18, 2006. A copy of the First Amendment to the Plan was filed with the SEC as Exhibit A to our proxy statement on April 8, 2008. A copy of the Second Amendment to the Plan was filed with the SEC as Exhibit A to our proxy statement on April 2, 2010. A copy of the Third Amendment to the Plan was filed with the SEC as Exhibit 10.3 to our Current Report on Form 8-K on February 9, 2012. Copies of the original Plan, the First Amendment to the Plan, the Second Amendment to the Plan, the Third Amendment to the Plan and the proposed amended Plan may be obtained without charge by written request to: Halcón Resources Corporation, 1000 Louisiana St., Suite 6700, Houston, Texas 77002; Attention Scott Zuehlke, Director – Investor Relations.

Our Plan currently is effective until May 7, 2016. As amended, the amended Plan would be effective until the day prior to the tenth anniversary of the date the amended Plan is approved by our stockholders.

The purposes of our Plan are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success.

Under our Plan, we may grant restricted stock, stock options, stock appreciation rights or performance units to any of our directors, officers or employees or those of our subsidiaries or affiliates, and to any persons rendering consulting or advisory services to us or our subsidiaries or affiliates. We may also grant performance bonuses to any of our employees or those of our subsidiaries or affiliates. As amended, the amended Plan would also permit us to grant restricted stock units, stock awards and other incentive awards to any of our directors, officers or employees or those of our subsidiaries or affiliates. Generally, all classes of our employees are eligible to participate in our Plan.

Our Plan currently provides that a maximum of 3.7 million shares of our common stock may be issued in conjunction with awards granted under our Plan. This amount was adjusted from 11.1 million shares to reflect the one-for-three reverse stock split that occurred on February 10, 2012. As amended, the amended Plan would provide that a maximum of 11.5 million shares of our common stock could be issued in conjunction with awards granted under our amended Plan. At December 31, 2011, approximately 1.36 million shares of our common stock remained available for awards to be granted under our Plan. If the Plan is amended as proposed herein, approximately 9.16 million shares of our common stock would be available for awards to be granted under our amended Plan. Awards that are forfeited under the Plan will again be eligible for issuance as though the forfeited awards had never been issued. Similarly, awards settled in cash will not be counted against the shares authorized for issuance upon exercise of awards under the Plan.

Our Plan currently provides that a maximum of 0.8 million shares of our common stock may be issued in conjunction with Incentive Stock Options granted under our Plan. This amount was adjusted from 2.4 million shares to reflect the one-for-three reverse stock split that occurred on February 10, 2012. As amended, the amended Plan would provide that a maximum of 11.5 million shares of our common stock could be issued in conjunction with Incentive Stock Options granted under our amended Plan.

As amended, the amended Plan would also limit the aggregate number of shares of our common stock that may be issued in conjunction with stock options and/or stock appreciation rights to any eligible employee in any calendar year to 3.4 million shares. The amended Plan would also limit the aggregate number of shares of our common stock that may be issued in conjunction with the grant of restricted stock awards, restricted stock unit awards, performance unit awards, stock awards and other incentive awards to any eligible in any calendar year to 3.4 million shares.

Administration

The Compensation Committee of our Board of Directors administers our Plan. The members of our Compensation Committee serve at the pleasure of our Board of Directors. With respect to awards to be made to any of our directors, the Compensation Committee will make recommendations to our Board of Directors as to:

•	which of such persons should be granted awards;

•	the terms of proposed grants or awards to those selected by our Board of Directors to participate;

•	the exercise price for options and stock appreciation rights; and

•	any limitations, restrictions and conditions upon any awards.

Any award to any of our directors under our Plan must be approved by our Board of Directors.

In connection with the administration of our Plan, the Compensation Committee, with respect to awards to be made to any officer, employee or consultant who is not one of our directors, will:

•	determine which employees and other persons will be granted awards under our Plan;

•	grant the awards to those selected to participate;

•	determine the exercise price for options and stock appreciation rights; and

•	prescribe any limitations, restrictions and conditions upon any awards.

In addition, our Compensation Committee will:

•	interpret our Plan; and

•	make all other determinations and take all other actions that may be necessary or advisable to implement and administer our Plan.

Types of Awards

Our Plan permits the Compensation Committee to make several types of awards and grants, including awards of shares of restricted stock, the grant of options to purchase shares of our common stock, awards of stock appreciation rights, or SARs, awards of performance units and awards of performance bonuses. If the Plan is amended as proposed herein, the amended Plan also would permit the Compensation Committee to make awards of restricted stock units, stock awards and other incentive awards.

Restricted Stock. Restricted shares of our common stock may be granted under our Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as our Board of Directors or the Compensation Committee may determine to be appropriate at the time of making the award. In addition to any time vesting conditions determined by our Board of Directors or our Compensation Committee, vesting and/or the grant of restricted stock awards may be subject to our achievement of specified performance criteria based upon our achievement of certain operational, financial or stock performance criteria. In addition, our Board of Directors or the Compensation Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the employee, be delivered to and held by us until such restrictions lapse. Shares of restricted stock will immediately vest upon the occurrence of a change of control. Our Board of Directors or the Compensation Committee, in its discretion, may provide for a modification or acceleration of shares of restricted stock in the event of death or permanent disability of the employee, or for such other reasons as our Board of Directors or the Compensation Committee may deem appropriate in the event of the termination of employment of the covered employee.

Restricted Stock Units. The amended Plan would permit us to grant restricted stock units. A restricted stock unit entitles the recipient to receive a payment from us, following the lapse of restrictions on the award, equal to the fair market value of a share of our common stock. Our amended Plan would provide for payment in the form of shares of our common stock or cash. Restricted stock units may be granted under our amended Plan subject to such terms and conditions, including forfeiture and vesting provisions, as our Board of Directors or the Compensation Committee may determine to be appropriate at the time of making the award. In addition to any time vesting conditions determined by our Board of Directors or our Compensation Committee, vesting and/or the grant of restricted stock units may be subject to our achievement of specified performance criteria based upon our achievement of certain operational, financial or stock performance criteria. Restricted stock units would immediately vest upon the occurrence of a change of control. Our Board of Directors or the Compensation Committee, in its discretion, may provide for a modification or acceleration of restricted stock units in the event of death or permanent disability of the employee, or for such other reasons as our Board of Directors or the Compensation Committee may deem appropriate in the event of the termination of employment of the covered employee.

The amended Plan would permit our Board of Directors or Compensation Committee to grant tandem cash dividend rights or dividend unit rights with respect to restricted stock units. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made by us with respect to a share of our common stock during the period the tandem restricted stock unit is outstanding. A grant of cash dividend rights may provide that such cash payments shall be paid directly to the participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem restricted stock unit award (with or without interest in the discretion of our Board of Directors or Compensation Committee), or be subject to such other provisions or restrictions as determined in the discretion of our Board of Directors or Compensation Committee. A dividend unit right is a contingent right to have an additional number of restricted stock units credited to a participant in respect of a restricted stock unit award equal to the number of shares of our common stock that could be purchased at fair market value with the amount of each cash distribution made by us with respect to a share of our common stock during the period the tandem restricted stock unit is outstanding. A grant of dividend unit rights may provide that such dividend unit rights shall be subject to the same vesting and payment provisions as the tandem restricted stock unit award or be subject to such other provisions and restrictions as determined in the discretion of our Board of Directors or Compensation Committee.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our Plan will be determined by our Board of Directors or the Compensation Committee at the time of the grant. Either our Board of Directors or the Compensation Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, either our Board of Directors or the Compensation Committee may, in its discretion, impose limitations on the exercise of all or some options granted under our Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Our Plan provides for acceleration of the right of an individual employee to exercise his or her stock option in the event we experience a change of control. No cash consideration is payable to us in exchange for the grant of options.

Our Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Code, or Nonqualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 82 and 421 of the Code.

Incentive Stock Options. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price may not be less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

Nonqualified Options. Nonqualified Options are stock options which do not qualify as Incentive Stock Options. Nonqualified Options may be granted to our directors and consultants, as well as to our employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for Nonqualified Options will be determined by the Compensation Committee at the time the Nonqualified Options are granted, but may not be less than the fair market value of our common stock on the date the Nonqualified Option is granted. Nonqualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. Incentive Stock Options and Nonqualified Options are treated differently for federal income tax purposes as described below under “—Tax Treatment.”

The exercise price of stock options may be paid in cash, in whole shares of our common stock, or in a combination of cash and our common stock, equal in value to the exercise price. The amended Plan would provide that the exercise price of stock options may be paid (1) in cash, (2) subject to the prior approval by our Board of Directors or the Compensation Committee, in whole shares of our common stock, (3) subject to the prior approval by our Board of Directors or the Compensation Committee, by withholding shares of common stock which otherwise would be acquired on exercise, or (4) subject to the prior approval by our Board of Directors or the Compensation Committee, by a combination of the foregoing, equal in value to the exercise price. Our Board of Directors or Compensation Committee may also permit a stock option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by our Board of Directors or Compensation Committee, as applicable.

Stock Appreciation Rights. Awards of stock appreciation rights, which we refer to as SARs, entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of our common stock subject to the SAR award between the date of the grant of the SAR award and the fair market value of these shares on the exercise date. Our Plan provides for payment in the form of shares of our common stock or cash. Our Plan provides for acceleration of the right of an individual employee to exercise his or her SAR in the event we experience a change of control.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or common stock per unit upon the achievement of performance goals established by our Board of Directors or our Compensation Committee.

Performance Bonuses. A performance bonus entitles the recipient to receive a cash bonus upon the attainment of a performance target established by our Board of Directors or our Compensation Committee. Payments of performance bonuses are made within 60 days of the certification by our Board of Directors or our Compensation Committee that the performance target(s) have been achieved. Currently, the maximum amount that may be made subject to the grant of performance bonuses to any eligible employee in any calendar year may not exceed $500,000. If the Plan is amended as proposed herein, this limit would increase to $5,000,000. The amended Plan would permit payment of performance bonuses in the form of cash or our common stock.

Stock Awards. The amended Plan would permit us to grant stock awards. A stock award would entitle the recipient to shares of our common stock not subject to vesting or forfeiture restrictions. Stock awards would be awarded with respect to such number of shares of our common stock and at such times as our Board of Directors or our Compensation Committee may determine, and our Board of Directors or our Compensation Committee may require a participant to pay a stipulated purchase price for each share of our common stock covered by a stock award.

Other Incentive Awards. The amended Plan would permit us to grant other incentive awards subject to such terms and conditions as our Board of Directors or our Compensation Committee may determine. The amended Plan would permit the grant of other incentive awards based upon, payable in or otherwise related to, in whole or in part, shares of our common stock if our Board of Directors or our Compensation Committee determines that such other incentive awards are consistent with the purposes of our amended Plan. Such other incentive awards may include, but are not limited to, our common stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into our common stock, purchase rights for our common stock, awards with value and payment contingent upon our performance or any other factors designated by our Board of Directors or our Compensation Committee, and awards valued by reference to the book value of our common stock or the value of securities of or the performance of specified subsidiaries. Long-term cash awards would also be permitted under the amended Plan. Cash awards would also be permitted as an element of or a supplement to any awards permitted under the amended Plan. Awards would also be permitted in lieu of obligations to pay cash or deliver other property under the amended Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Securities Exchange Act of 1934, as amended.

Performance Criteria

The performance criteria to be used for purposes of awards under our Plan are set in the sole discretion of our Board of Directors or our Compensation Committee and may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of the company in which the participant is employed or with respect to which the participant performs services, and may consist of one or more or any combination of the following criteria: operational criteria, including reserve additions/replacements, finding and development costs, production volume and production costs; financial criteria, including earnings (net income, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share), cash flow, operating income, general and administrative expenses, debt to equity ratio, debt to cash flow, debt to EBITDA, EBITDA to interest, return on assets, return on equity, return on invested capital, profit returns/margins and midstream margins; and stock performance criteria, including stock price appreciation, total stockholder return and relative stock price performance.

As amended, the amended Plan would provide our Board of Directors or our Compensation Committee discretion to determine whether all or any portion of a restricted stock award, restricted stock unit award, performance unit award, performance bonus, stock award or other incentive award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any such award that is intended to satisfy the 162(m) Requirements would be established in writing by a committee composed of two or more “outside directors” within the meaning of Section 162(m) of the Code based on one or more performance criteria listed above not later than 90 days after commencement of the performance period with respect to such award or any such other date as may be required or permitted for “performance-based compensation” under the 162(m) Requirements, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. At the time of the grant of an award and to the extent permitted under the 162(m) Requirements, the committee may provide for the manner in which the performance goals would be measured in light of specified corporate transaction, extraordinary events, accounting changes or other similar occurrences. All determinations made by the committee as to the establishment or the achievement of performance goals, or the final settlement of an award intended to satisfy the 162(m) Requirements would be required to be made in writing. The committee would have discretion to reduce, but not to increase, the amount payable and/or the number of shares of our common stock to be granted, issued, retained or vested pursuant to any such award.

Transferability

Nonqualified Stock Options are transferable on a limited basis. Other types of awards authorized under our Plan are not transferable other than by will or by the laws of descent and distribution. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Rights to restricted stock, restricted stock units, SARs, performance units, performance bonuses and other incentive awards which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries or affiliates for any reason other than retirement with our consent, disability or death. Unless our Board of Directors or the Compensation Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates as a result of death, disability or retirement, the employee (or personal representative in the case of death) may exercise any vested Incentive Stock Options for a period of up to three months after such termination (one year in the case of death or disability in lieu of the three-month period) and any vested Nonqualified Option during the remaining term of the option. Unless our Board of Directors or the Compensation Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates for any other reason, the employee may exercise any vested option for a period of up to three months after such termination. Unless our Board of Directors or the Compensation Committee specifies otherwise in an award agreement, if a consultant ceases to provide services to us or any of our subsidiaries or affiliates or a director terminates service as our director, the unvested portion of any award will be forfeited unless otherwise accelerated by our Board of Directors or our Compensation Committee. Unless our Board of Directors or the Compensation Committee specifies otherwise in an award agreement, a consultant or director may have three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Options which are otherwise exercisable on the date of termination of service. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

Our Plan provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The amended Plan would provide that, upon the occurrence of a change of control event, our Board of Directors or our Compensation Committee would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by our Board of Directors or our Compensation Committee; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards covering the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

Our Board of Directors may amend our Plan at any time. However, without stockholder approval, our Plan may not be amended in a manner that would increase the number of shares that may be issued under our Plan, materially modify the requirements as to eligibility for participation in the Plan, or materially increase the benefits to participants provided by the Plan.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under our Plan. This summary is not intended to provide or supplement tax advise to eligible employees. This summary is not intended to be exhaustive and does not describe state, local or foreign consequences or the effect, if any, of gift, estate and inheritance taxes.

Restricted Stock. A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, equal to the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Restricted Stock Units. A recipient of restricted stock units generally will not recognize any taxable income until the recipient receives cash and/or the transfer of shares in satisfaction of the restricted stock unit award. At that time, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income. If a recipient of restricted stock units subsequently sells any shares so transferred, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis, equal to the amount previously included in income as ordinary income with respect to such shares received in satisfaction of a restricted stock unit award. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required to recognize income by virtue of receipt of cash or shares, equal to the amount of taxable income recognized by the recipient.

Incentive Stock Options. An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

If an optionee uses already owned shares of common stock to pay the option price under an Incentive Stock Option, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, or if the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock in payment of the option price of an Incentive Stock Option. If the stock used to pay the option price is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the Incentive Stock Option covering the stock was exercised over the amount paid for the stock.

If an optionee effects a net exercise of an Incentive Stock Option by surrendering a portion of the shares of stock with respect to which the option is exercisable to pay the option price, the surrender of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the fair market value of the surrendered stock.

Nonqualified Options. An optionee will not realize any taxable income upon the grant of a Nonqualified Option. At the time the optionee exercises the Nonqualified Option, the amount by which the fair market value, at the time of exercise, of the shares covered by the Nonqualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the optionee before sale.

If an optionee uses already owned shares of common stock to pay the option price under a Nonqualified Option, the number of shares received pursuant to the Nonqualified Option which is equal to the number of shares delivered in payment of the option price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of common stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the Nonqualified Option will not be statutory option stock. However, if the already owned shares of common stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a premature disposition of the statutory option stock, whether the shares received upon exercise will be statutory option stock, or how the optionee’s basis will be allocated among the shares received.

Stock Appreciation Rights. A recipient of SARs will not realize any taxable income upon the grant of a SAR. At the time the recipient exercises the SAR, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received upon exercise, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the recipient before sale.

Performance Units and Performance Bonuses. A recipient of performance units or a performance bonus will not realize any taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash and the fair market value of any shares received. If an award is “performance-based compensation” under Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. Otherwise, our deduction may be limited by Section 162(m) of the Code as described below. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, short-term or long-term depending on the length of time the stock was held by the recipient before sale.

Stock Awards. A recipient of a stock award will recognize ordinary income upon the receipt of shares in an amount equal to the fair market value of any shares received over the amount, if any, paid for the shares. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If a recipient subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any.

Other Incentive Awards. The specific tax consequences applicable with respect to other incentive awards granted under the Plan will depend on the terms and conditions applicable to the award.

Code Section 162(m). Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly-traded corporations. Amounts that qualify as “performance-based compensation” under Section 162(m) of the Code are exempt from the cap and do not count toward the $1 million limit. In order to be “performance-based compensation” exempt from the $1 million deductibility limitation, the grant or vesting of the award relating to the compensation must (among other things) be based on the satisfaction of one or more performance goals specified by the Compensation Committee. Generally, stock options and stock appreciation rights will qualify as performance-based compensation. Other awards may or may not so qualify, depending on their terms.

To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

Votes Required

The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and voting on the proposal is required for the ratification and approval of the amendment of the Plan. Our Board of Directors believes that approval of the proposed amendments to our Plan will promote our interests and the interests of our stockholders and continue to enable us to attract, retain and reward persons important to our success and to provide incentives based on the attainment of corporate objectives and increases stockholder value. Members of our Board of Directors are eligible to participate in our Plan, and thus, have a personal interest in the approval of the amendments.

The Board of Directors unanimously proposes and recommends that you vote “FOR” the amendment of the 2006 Long-Term Incentive Plan.

Awards Outstanding. As of April 10, 2012, options representing approximately 361,000 shares of common stock and approximately 1.52 million shares of restricted stock are outstanding under the Plan and a total of approximately 1.36 million shares were available for future issuance under the Plan.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On April 3, 2012, the Audit Committee appointed Deloitte & Touche LLP as the independent registered public accounting firm to serve as our independent registered public accountants in respect of the fiscal year ending December 31, 2012. The Audit Committee recommends that our stockholders ratify this appointment.

For the fiscal year ended December 31, 2011 and through a subsequent interim period through April 3, 2012, UHY LLP audited our annual consolidated financial statements and those of our subsidiaries, reviewed financial information in filings with the SEC and other regulatory agencies, audited our internal control over financial reporting for the fiscal year ended December 31, 2011, and provided various other services. On April 3, 2012, we dismissed UHY and engaged Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2012, and is proposing ratification of such appointment to our stockholders.

The decision to dismiss UHY was approved by our Audit Committee. UHY’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and December 31, 2010 and for the subsequent interim period through April 3, 2012, there were no disagreements between the Company and UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to UHY’s satisfaction, would have caused UHY to make a reference to the subject matter of the disagreement in connection with its report for such years and subsequent interim periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K for such years and for the subsequent interim period through the date of this report.

A copy of UHY’s letter, dated April 4, 2012, stating its agreement with the above statements, is attached as Exhibit 16.1 on our Form 8-K filed with the SEC on April 4, 2012.

During the years ended December 31, 2011 and December 31, 2010 and for the subsequent interim period through the date of this report, neither the Company nor anyone acting on its behalf consulted Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and voting on the proposal shall constitute ratification of the selection of Deloitte & Touche LLP. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment of an independent registered public accounting firm to serve as the independent registered public accountants for the fiscal year ending December 31, 2012 will be reconsidered by the Audit Committee.

The Board of Directors unanimously proposes and recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2012.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR OUR 2013 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented under Rule 14a-8 under the 1934 Act for inclusion in our proxy statement and accompanying proxy for our 2013 annual meeting of stockholders, including nomination of an individual for election as a director at the 2013 annual meeting of stockholders, must be received at our principal executive offices in Houston, Texas, on or before December 17, 2012, and must meet all the requirements of Rule 14a-8. If a stockholder intends to present a proposal at our 2013 annual meeting but has not sought the inclusion of such proposal in our proxy materials, the written proposal must be delivered to our Secretary not less than sixty (60) nor more than ninety (90) days prior to the meeting date. For example, if our 2013 annual meeting of stockholders is held on May 18, 2013, then our Secretary must receive the proposal after February 16, 2013 but before March 20, 2013. If we mail or otherwise provide notice, or public disclosure, of the date of our annual meeting on a date that is less that seventy (70) days prior to the date of the annual meeting, the stockholder’s notice that he or she proposes to bring business before the annual meeting must be received by us no later than the tenth business day following the day on which our notice of the annual meeting was mailed, or public disclosure was made, whichever event first occurs. For a description of some of the requirements for suggesting an individual for consideration by the Nominating and Corporate Governance Committee for election as a director, see “Our Board of Directors and Its Committees—Board of Directors; Corporate Governance Matters—Nomination Process.”

Proposals and other notices should be sent to:

Mark J. Mize, Executive Vice President – Chief Financial Officer and Treasurer

1000 Louisiana St., Suite 6700

Houston, Texas 77002

The use of certified mail, return receipt requested, is suggested.

OTHER MATTERS

The Board knows of no other proposals that may properly be presented for consideration at the annual meeting but, if other matters do properly come before the annual meeting, and provided you fill out the enclosed proxy card and return it, thereby consenting to be represented at the annual meeting by proxy, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors

of Halcón Resources Corporation

EXHIBIT A

HALCÓN RESOURCES CORPORATION

2012 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

SECTION 1.1    History; Establishment. Effective May 8, 2006, RAM Energy Resources, Inc. (“RAM”) established the RAM Energy Resources, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”). Thereafter, RAM and Halcón Resources LLC, a Delaware limited liability company (“Halcón”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) providing for the issuance to, and acquisition by, Halcón of shares of common stock, par value $.0001, of RAM. The Purchase Agreement required RAM to change its corporate name to Halcón Resources Corporation, and the Board approved an amendment to RAM’s certificate of incorporation changing its corporate name to Halcón Resources Corporation (the “Company”). The Company now wishes to amend, restate and rename the 2006 Plan as the Halcón Resources Corporation 2012 Long-Term Incentive Plan (the “Plan”), effective ___________, 2012, to reflect the new name of the Company and make certain other changes, provided that this amended and restated Plan shall not be effective unless the Company’s stockholders approve the Plan at the Company’s 2012 Annual Meeting of Stockholders. Unless terminated earlier by the Board pursuant to Section 13.1, the Plan shall terminate on __________, 2022, which is the day prior to the tenth anniversary of the date of the Company’s 2012 Annual Meeting of Stockholders. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. Awards granted prior to the date of this amendment and restatement will continue to be governed by the Award Agreement and the Plan as in effect on the Date of Grant of the Award, except to the extent the modifications made to the Plan are not adverse to the Participant and would not result in an adverse accounting charge to the Company for financial accounting purposes.

SECTION 1.2    Purpose. The purposes of the Plan are to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Performance Bonuses, Stock Awards and Other Incentive Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards and Other Incentive Awards to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

SECTION 1.3    Shares Subject to the Plan. Subject to the limitations set forth herein, Awards may be made under this Plan for a total of 11,500,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”). The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article XII.

ARTICLE II

DEFINITIONS

SECTION 2.1    “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

SECTION 2.2    “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award

granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Award or Other Incentive Award granted under the Plan to a Consultant or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

SECTION 2.3    “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.

SECTION 2.4    “Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.1, the term “Board” shall include such Committee.

SECTION 2.5    “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

SECTION 2.6    “Change of Control Event” means each of the following:

(a)    Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the shareholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

(b)    The merger or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

(c)    The sale of all or substantially all of the Company’s assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

SECTION 2.7    “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

SECTION 2.8    “Committee” means the Committee appointed by the Board as provided in Section 3.1.

SECTION 2.9    “Common Stock” means the common stock, par value $.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article XII.

SECTION 2.10    “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

SECTION 2.11    “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

SECTION 2.12    “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

SECTION 2.13    “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

SECTION 2.14    “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

SECTION 2.15    “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity or a Consultant.

SECTION 2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

SECTION 2.17    “Fair Market Value” means (a) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing sales price of the Common Stock (or the closing bid, if not sales were reported) as quoted by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if there was no quoted price for such day, then for the last preceding business day on which there was a quoted price as reported in The Wall Street Journal or such other sources as the Board deems reliable, or (b) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., in The Wall Street Journal or such other source as the Board deems reliable, or (c) during any such time as the Common Stock cannot be valued pursuant to (a) or (b) above, (i) with respect to Incentive Stock Options, the fair market value of the Common Stock as determined in good faith by the Board within the meaning of Section 422 of the Code or (ii) the fair market value of the Common Stock as determined in good faith by the Board using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or other applicable valuation rules under the Code or other applicable law.

SECTION 2.18    “Incentive Stock Option” means an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

SECTION 2.19    “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

SECTION 2.20    “Other Incentive Award” means an incentive award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of the Plan.

SECTION 2.21    “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION 2.22    “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under the Plan.

SECTION 2.23     “Performance Bonus” means the bonus which may be granted to Eligible Employees under Article X of the Plan.

SECTION 2.24    “Performance Units” means those monetary units and/or units representing fictional shares of Common Stock that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article IX hereof.

SECTION 2.25    “Plan” means the Halcón Resources Corporation 2012 Long-Term Incentive Plan.

SECTION 2.26    “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

SECTION 2.27    “Restricted Stock Unit” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

SECTION 2.28    “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 62.

SECTION 2.29    “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VIII of the Plan.

SECTION 2.30    “Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of the Plan.

SECTION 2.31    “Subsidiary” means a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

SECTION 3.1    Administration of the Plan by the Board. The Board shall administer the Plan. The Board may, by resolution, appoint a committee to administer the Plan and delegate its powers described under this Section 3.1 for purposes of Awards granted to Eligible Employees and Consultants. Subject to the provisions of the Plan, the Board shall have exclusive power to:

(a)    Select Eligible Employees and Consultants to participate in the Plan.

(b)    Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c)    Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award, the number of shares of Common Stock, Performance Units or Restricted Stock Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Board.

(d)    Determine whether Awards will be granted singly or in combination.

(e)    Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f)    Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2    Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options,

Performance Units, Restricted Stock Units, SARs, Stock Awards, Other Incentive Awards or the number of shares of Common Stock subject to a Restricted Stock Award awarded to Eligible Directors selected for participation. If the Board appoints a committee to administer the Plan, it may delegate to the committee administration of all other aspects of the Awards made to Eligible Directors.

SECTION 3.3    Board to Make Rules and Interpret Plan. The Board in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

SECTION 3.4    Section 162(m) Provisions. The Company intends for the Plan and the Awards made thereunder to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Board that such qualification is necessary for an Award. In such event, a Committee composed of two or more “outside directors” within the meaning of Section 162(m) of the Code shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made hereunder to satisfy the “qualified performance based compensation” requirements of Section 162(m) of the Code.

ARTICLE IV

GRANT OF AWARDS

SECTION 4.1    Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a)    Subject to Article XII, (i) the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 3,400,000 and (ii) the maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is 11,500,000.

(b)    Subject to Article XII, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, Performance Bonus Awards, Stock Awards and Other Incentive Awards to any Eligible Employee in any calendar year may not exceed 3,400,000.

(c)    The maximum amount made subject to the grant of Performance Bonuses to any Eligible Employee in any calendar year may not exceed $5,000,000.

(d)    Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving the issuance of shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Any shares of Common Stock issued as Restricted Stock Awards that subsequently are forfeited without vesting shall again be available for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Any Awards that, pursuant to the terms of the applicable Award Agreement, are to be settled in cash, whether or not denominated in or determined with reference to shares of Common Stock (for example, SARs, Performance Units or Restricted Stock Units to be settled in cash), shall not be counted against the shares authorized under Section 1.3.

(e)    Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(f)    The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(g)    Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(h)    The Board shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.

(i)    Eligible Directors and Consultants may only be granted Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards or Other Incentive Awards under this Plan.

(j)    The maximum term of any Award shall be ten years.

ARTICLE V

STOCK OPTIONS

SECTION 5.1    Grant of Options. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Notwithstanding the foregoing, Nonqualified Stock Options may be granted only to Eligible Employees, Eligible Directors and Consultants performing services for the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Eligible Employee, Eligible Director or Consultant performs services. For purposes of this Section, “controlling interest” means (a) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (b) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (c) in the case of a sole proprietorship, ownership of the sole proprietorship; or (d) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation § 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.

SECTION 5.2    Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a)    Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Eligible Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company which complies with Treasury Regulation § 1.409A-1(b)(5)(v)(D).

(b)    Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) subject to prior approval by the Board in its discretion, by delivering previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; or (iii) subject to prior approval by the Board in its discretion, by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value at on the date of payment equal to the amount of the exercise price, or (iv) subject to prior approval by the Board in its discretion, by a combination of the foregoing. In addition to the foregoing, the Board may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board. Such procedures may include a broker either (i) selling all of the shares of Common Stock received when an Option is exercised and paying the Participant the proceeds of the sale (minus the exercise price, withholding taxes and any fees due to the broker) or (ii) selling enough of the shares of Common Stock received upon exercise of the Option to cover the exercise price, withholding taxes and any fees due to the broker and delivering to the Participant (either directly or through the Company) a stock certificate for the remaining shares of Common Stock.

(c)    Exercise of Options.

(i)    Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company (or such other officer as may be designated by the Board) at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Board. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(ii)    Unless otherwise provided in an Award Agreement, the following provisions will apply to the exercisability of Options following the termination of a Participant’s employment or service with the Company, a Subsidiary or an Affiliated Entity:

(A)    If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability in lieu of the three-month period) and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

(B)    In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. The Consultant or Eligible Director shall have a period of three years following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

(d)    Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e)    Special Restrictions Relating to Incentive Stock Options.

(i)    Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity

unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(ii)    No Incentive Stock Option shall be granted to an Eligible Employee who owns or who would own immediately before the grant of such Incentive Stock Option more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation”, unless (A) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of a share of Common Stock on the date of grant and (B) such Option by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Section 5.2(e), “parent corporation” means a “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(iii)    To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and parent corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Participant’s Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

(iv)    Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

(v)    Except in the case of death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Date of Grant and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of the Company or a parent corporation of the Company or a Subsidiary (or a corporation or a parent corporation or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies).

(f)    Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g)    Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

SECTION 6.1    Grant of Restricted Stock Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

SECTION 6.2    Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a)    Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period.” The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, vesting and/or the grant of Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board or the Committee, as the case may be. The Board or the Committee, as the case may be, also will determine whether the Award is intended to satisfy the Section 162(m) Requirements, as described in Exhibit A. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be, shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 13.4, the Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.

(b)    Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing shares of Common Stock covered by a Restricted Stock Award to give appropriate notice of such restrictions.

(c)    Rights as Shareholders. During any Restriction Period, the Board may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock covered by the Restricted Stock Award with respect to which they were paid.

ARTICLE VII

RESTRICTED STOCK UNITS

SECTION 7.1    Grant of Restricted Stock Units. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock Units to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Units shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Award of Restricted Stock Units shall be subject to an Award Agreement setting forth the terms of such Award of Restricted Stock Units. A Participant shall not be required to make any payment for Restricted Stock Units.

SECTION 7.2    Conditions of Restricted Stock Units. The grant of Restricted Stock Units shall be subject to the following:

(a)    Restriction Period. Restricted Stock Units granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Units granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period.” The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the Restricted Stock Units. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, vesting and/or the grant of Restricted Stock Units may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board or the Committee, as the case may be. The Board or the Committee, as the case may be, also will determine whether the Award is intended to satisfy the Section 162(m) Requirements, as described in Exhibit A. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be, shall lapse with respect to the Restricted Stock Units. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 13.4, the Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of an Award of Restricted Stock Units in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.

(b)    Lapse of Restrictions. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement.

(c)    Cash Dividend Rights and Dividend Unit Rights. The Board may, in its sole discretion, grant a tandem Cash Dividend Right or Dividend Unit Right grant with respect to Restricted Stock Units. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Board), or be subject to such other provisions or restrictions as determined by the Board in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Board in its sole discretion.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

SECTION 8.1    Grant of SARs. The Board may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

SECTION 8.2    Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in cash or in shares of Common Stock, as provided by the terms of the applicable Award Agreement.

SECTION 8.3    Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation” (as defined in Section 424(e) of the Code) on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE IX

PERFORMANCE UNITS

SECTION 9.1    Grant of Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 9.2.

SECTION 9.2    Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a)    Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b)    Achievement of Performance Goals. The Board shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed in Exhibit A attached, and determine whether the Award is intended to satisfy the Section 162(m) Requirements, as described in Exhibit A. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X

PERFORMANCE BONUS

SECTION 10.1    Grant of Performance Bonus. The Board may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria more specifically listed in Exhibit A attached. The Board or Committee, as the case may be, also will determine whether the Award is intended to satisfy the Section 162(m) Requirements, as described in Exhibit A.

SECTION 10.2    Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Board’s certification that the performance target(s) has been achieved. Payment of a Performance Bonus may be made in cash or shares of Common Stock, as provided by the terms of the applicable Award Agreement.

ARTICLE XI

STOCK AWARDS AND OTHER INCENTIVE AWARDS

SECTION 11.1    Grant of Stock Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Stock Awards of shares of Common Stock not subject to vesting or forfeiture restrictions to Eligible Employees, Consultants or Eligible Directors. Stock Awards shall be awarded with respect to such number of shares of Common Stock and at such times during the term of the Plan as the Board shall determine. Each Stock Award shall be subject to an Award Agreement setting forth the terms of such Stock Award. The Board may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.

SECTION 11.2    Grant of Other Incentive Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Other Incentive Awards to Eligible Employees, Consultants or Eligible Directors. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Board, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Such Awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon the Company’s performance or any other factors designated by the Board, and awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. Long-term cash Awards also may be made under the Plan. Cash Awards also may be granted as an element of or a supplement to any Awards permitted under the Plan. Awards may also be granted in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Board, subject to the terms of the Plan.

ARTICLE XII

STOCK ADJUSTMENTS

SECTION 12.1    Recapitalizations and Reorganizations. In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any calendar year under the Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards will be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under the Plan shall be adjusted only in accordance with the applicable provisions of Sections 422 and 424 of the Code and the regulations thereunder, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code and the regulations thereunder with respect to Incentive Stock Options and (B) Section 409A with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

SECTION 12.2    Adjustments Upon Change of Control Event. Upon the occurrence of a Change of Control Event, the Board, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in connection with such Change in Control Event:

(a)    provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Board determines in good faith that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Board without payment) or (ii) the replacement of such Award with other rights or property selected by the Board in its sole discretion;

(b)    provide that such Award be assumed by a successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(c)    make adjustments in the number and type of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of, and the vesting criteria included in, outstanding Awards, or both;

(d)    provide that such Award shall be payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and/or

(e)    provide that the Award cannot become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, any such action contemplated under this Section shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A of the Code to fail to satisfy such section.

ARTICLE XIII

GENERAL

SECTION 13.1    Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article XII), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

SECTION 13.2    Transferability. The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provides for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred

Nonqualified Stock Options shall be prohibited except as set forth below in this Section 13.2. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 5.2(c)(ii) or similar provisions of an Award Agreement the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 5.2(c)(ii) or similar provisions of an Award Agreement shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 5.2(c)(ii). No transfer pursuant to this Section 13.2 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 13.2, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

SECTION 13.3    Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to it such tax prior to and as a condition of the making of such payment, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

SECTION 13.4    Change of Control. Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

SECTION 13.5    Amendments to Awards. Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

SECTION 13.6    Regulatory Approval and Listings. In the sole discretion of the Board, the Company shall use its best efforts to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable. In addition, and notwithstanding anything contained in this Plan to the contrary, at such time as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a)    the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(b)    the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Board shall, in its sole discretion, determine to be necessary or advisable.

SECTION 13.7    Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 13.8    Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 13.9    Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 13.10    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Texas except as superseded by applicable Federal law.

SECTION 13.11    Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. In addition, by accepting or exercising any Award granted under the Plan (or any predecessor plan), the Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.

SECTION 13.12    No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

IN WITNESS WHEREOF, this amended and restated Plan has been executed to be effective as of ___________, 2012.

HALCÓN RESOURCES CORPORATION

By:
Floyd Wilson, Chairman of the Board, Chief Executive Officer and President

EXHIBIT A

2012 Long-Term Incentive Plan

Performance Criteria

The performance criteria to be used for purposes of Awards shall be set in the Committee’s sole discretion and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria:

Operational Criteria may include:

•	Reserve additions/replacements

•	Finding & development costs

•	Production volume

•	Production Costs

Financial Criteria may include:

•	Earnings (Net income, Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Earnings per share)

•	Cash flow

•	Operating income

•	General and Administrative Expenses

•	Debt to equity ratio

•	Debt to cash flow

•	Debt to EBITDA

•	EBITDA to Interest

•	Return on Assets

•	Return on Equity

•	Return on Invested Capital

•	Profit returns/margins

•	Midstream margins

Stock Performance Criteria:

•	Stock price appreciation

•	Total stockholder return

•	Relative stock price performance

IRC Section 162(m) Requirements. The Board will have the discretion to determine whether all or any portion of a Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award, Performance Bonus, Stock Award or Other Incentive Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any such Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Board based on one or more performance criteria listed in this Exhibit A not later than 90 days after commencement of the performance period with respect to such Award or any such other date as may be required or permitted for “performance-based compensation” under the 162(m) Requirements, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. At the time of the grant of an Award and to the extent permitted under Code Section 162(m) and regulations thereunder for an Award intended to satisfy the 162(m) Requirements, the Board may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences. All determinations made by the Board as to the establishment or achievement of performance goals, or the final settlement of an Award intended to satisfy the 162(m) Requirements shall be made in writing.

Certification and Negative Discretion. Before payment is made in relation to any Award that is intended to satisfy the 162(m) Requirements, the Board shall certify the extent to which the performance goals and other material terms of the Award have been satisfied, and the Board in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and/or the number of shares of Common Stock to be granted, issued, retained or vested pursuant to any such Award.

Committee. In the case of an Award intended to meet the Section 162(m) Requirements, “Board” shall mean the Committee, which shall be composed of two or more “outside directors” within the meaning of Section 162(m) of the Code, and the Committee may not delegate its duties with respect to such Awards.

Halcón Resources Corporation

VOTE BY INTERNET OR TELEPHONE QUICK « « « EASY « « « IMMEDIATE

As a stockholder of Halcón Resources Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 16, 2012.

Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL					PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:		☒

1. Election of Directors:	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐	2. Approval of amendments to our 2006 Long Term Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES: (1) Floyd C. Wilson O (2) Tucker S. Bridwell O (3) Mark A. Welsh IV O				3. Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accountants for 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

This Proxy when properly executed will be voted in the manner directed herein. If properly executed and no direction is made, this Proxy will be voted in accordance with the recommendations of our Board of Directors on the opposite side.

PLEASE MARK, SIGN, DATE, DETACH AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                             COMPANY ID:

                            PROXY NUMBER:

                             ACCOUNT NUMBER:

Signature	Signature	Date	, 2012.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held May 17, 2012.

This proxy statement and our 2011 Annual Report on Form 10-K are available at http://investors.halconresources.com/annual-proxy.cfm

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

HALCÓN RESOURCES CORPORATION

1000 Louisiana St., Suite 6700

Houston, Texas 77002

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Floyd C. Wilson and Mark J. Mize and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of stockholders of Halcón Resources Corporation on May 17, 2012 and any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” THE AMENDMENTS TO THE 2006 LONG TERM INCENTIVE PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2012. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)